As filed with the Securities and Exchange          Registration No. 333-129022
Commission on October 25, 2005.

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549
                    ____________________________________

                              FORM SB-2/A

                            AMENDMENT NO. 1

                           Registration Statement
                      Under the Securities Act of 1933
                    ____________________________________

                            MAC FILMWORKS, INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

  Delaware                         7822                       74-2820999
-------------         ----------------------------       ---------------------
 (State of            (Primary Standard Industrial         (I.R.S. Employer
incorporation         Classification Code Number)        Identification Number)

                                             Mr. Jim McCullough
Mac Filmworks, Inc.                          Mac Filmworks, Inc.
9464 Mansfield Road, Suite A-1               9464 Mansfield Road, Suite A-1
Shreveport, La 71118                         Shreveport, La 71118
(318) 687-8785                               (318) 687-8785
--------------------------------             ------------------------------
(Address and telephone number of             (Name, address and telephone
principal executive offices)                 number of agent for service)

                                 Copies to:
                            Thomas C. Pritchard
                          Brewer & Pritchard, P.C.
                         Three Riverway, Suite 1800
                            Houston, Texas 77056
                            Phone (713) 209-2950
                             Fax (713) 659-5302
                           _____________________

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ X ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [   ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   [   ]

   If delivery of this prospectus is expected to be made pursuant to Rule
434, please check the following box.  [   ]

                                    CALCULATION OF REGISTRATION FEE
=======================================  =============  ================  ================  ============
                                             AMOUNT     PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF                        BEING      OFFERING PRICE       AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED                REGISTERED     PER SHARE(1)    OFFERING PRICE(1)     FEE(2)
- -------------------------------------  -------------  ----------------  ----------------  ------------
Units, each consisting of                      250,000  $           1.00  $        250,000  $      31.68
---------------------------------------  -------------  ----------------  ----------------  ------------
 (a) one share of common stock. . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (b) one Class A common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (c) one share of common stock
     underlying each Class A warrant. .        250,000  $           2.00  $        500,000  $      63.35
=======================================  =============  ================  ================  ============
 (d) one Class B common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (e) one share of common stock
     underlying each Class B warrant. .        250,000  $           3.00  $        750,000  $      95.03
=======================================  =============  ================  ================  ============
 (f) one Class C common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (g) one share of common stock
     underlying each Class C warrant. .        250,000  $           4.00  $      1,000,000  $     126.70
=======================================  =============  ================  ================  ============
 (h) one Class D common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (i) one share of common stock
     underlying each Class D warrant. .        250,000  $           5.00  $      1,250,000  $     158.38
=======================================  =============  ================  ================  ============
 (j) one Class E common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (k) one share of common stock
     underlying each Class E warrant. .        250,000  $           6.00  $      1,500,000  $     190.05
=======================================  =============  ================  ================  ============
 (l) one Class F common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (m) one share of common stock
     underlying each Class F warrant. .        250,000  $           7.00  $      1,750,000  $     221.73
=======================================  =============  ================  ================  ============
 (n) one Class G common stock
     purchase warrant, and. . . . . . .        250,000                --                --            --
=======================================  =============  ================  ================  ============
 (o) one share of common stock
     underlying each Class G warrant. .        250,000  $           8.00  $      2,000,000  $     253.40
=======================================  =============  ================  ================  ============
TOTAL . . . . . . . . . . . . . . . . .                                   $      9,000,000  $   1,140.30
=======================================  =============  ================  ================  ============

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
     (2) Previously paid.
_________________________

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

             Subject to Completion, Dated October 25, 2005

Preliminary Prospectus

   The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            MAC FILMWORKS, INC.

                               250,000 UNITS

   This is our initial public offering of 250,000 units at a price of $1.00 per unit. Each unit consists of one share of common stock and seven redeemable warrants, each to purchase one share of common stock. The common stock and the warrants included in the units are separately transferable at any time after the date of this prospectus.

   The units will be offered on a best efforts minimum/maximum basis with a minimum offering of 100,000 units or $100,000, and a maximum offering of 250,000 units or $250,000. We have retained One Financial Securities, Ltd. to assist us in offering and selling the units.

   All proceeds from the sale of the first 100,000 units will be placed in a non-interest bearing escrow account. If we are unable to sell the minimum amount, we will return your funds to you promptly without interest. The offering will close upon the sale of all 250,000 units or 90 days from the date of this prospectus, unless extended for an additional 90 days by the managing placement agent and our board of directors.

   The units, common shares, and warrants are not currently traded on any exchange, Nasdaq or on the OTC Bulletin Board. We intend to apply for listing of the common shares and the warrants on the OTC Bulletin Board.


                                    Price    Underwriting    Proceeds to
                                to Investors  Commissions   Mac Filmworks
                                ------------  -----------   -------------
Per Unit                            $1.00        $0.10      $       0.90
Minimum Offering                 $ 100,000      $10,000     $     90,000
Assuming Sale of 175,000 Units   $ 175,000      $17,500     $    157,500
Maximum Offering                 $ 250,000      $25,000     $    225,000

  The table above does not include offering expenses estimated at $15,000.
                        ___________________________

   This investment involves a high degree of risk. You should purchase the units only if you can afford a complete loss of your investment. We urge you to read the Risk Factors section beginning on page 8 along with the rest of this prospectus before you make your investment decision.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       One Financial Securities, Ltd.


           The date of this prospectus is _______________, 2005.

                             Table of Contents


                                                                   Page

Prospectus summary................................................    1
Summary financial information.....................................    6
Risk Factors......................................................    7
Use of Proceeds...................................................   13
Determination of Offering Price...................................   14
Dividend Policy...................................................   14
Dilution..........................................................   14
Capitalization....................................................   15
Management's Discussion and Analysis of Financial
   Condition and Plan of Operations...............................   16
Business .........................................................   22
Management........................................................   29
Executive compensation............................................   29
Principal Stockholders............................................   30
Certain Relationships and Related Transactions....................   31
Description of Securities.........................................   32
Shares Eligible for Future Sale...................................   36
Plan of Distribution..............................................   37
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities.................................   39
Market for Common Stock and Related Stockholder Matters...........   39
Interest of Named Experts and Counsel.............................   39
Experts...........................................................   39
Legal Matters.....................................................   39
Where You Can Find More Information...............................   40
Financial Statements..............................................  F-1
Subscription Agreement............................................  A-1

                             Prospectus Summary

   To understand this offering fully, you should read the entire prospectus carefully, including the Risk Factors section beginning on page 8 and the financial statements.


                            Mac Filmworks, Inc.

   We are a development stage entertainment company that intends to sell, market, and distribute motion picture features including martial arts films, action films, comedy films, among many others, and made-for-television movies, to consumers through various sources. We currently own 1,036 films, 28 of which are copyrighted films and 1,008 of which are public domain films and television programs.

   The majority of our properties are in the public domain. Public domain properties are films or television programs that are no longer under copyright protection. Though we currently own broadcast-quality master tapes of our public domain properties, we will be unable to assert our exclusive right to license or distribute such properties and may have no recourse against others who also seek to market and distribute these properties.

   If we sell 125,000 units, 175,000 units, or 250,000 units, we believe we will have sufficient capital for operations for approximately one month, two months, and three months, respectively. We have generated only nominal revenues since inception and have had net operating losses of $1,080,213 from inception through June 30, 2005. Our current operations are limited to maintaining our current assets and raising capital. At the close of this offering we intend to begin the marketing and distribution of our properties.

   Assuming we sell the maximum amount, we estimate that we will have sufficient working capital for approximately three months of operations.

   Our principal executive offices are located at 9464 Mansfield Road, Suite A-1, Shreveport, Louisiana 71118, and our phone number is (318) 687-8785. All references to we, our, or us, refer to Mac Filmworks, Inc., a Delaware corporation, and our subsidiary, Mac Filmworks, Inc., a Texas corporation.

Recent Developments

   In August 2005, the Company paid $12,167 and issued 100,000 shares of common stock to Berliner Holdings for the purchase of 276 martial arts feature films.

   In June 2005, Saturn Productions agreed to accept payment of $105,000 in exchange for settlement in full of a note in the principal amount of $145,000. The Company issued the $145,000 note, paid $10,000 cash and issued 29,000 shares of common stock to Saturn Productions in July 1997 for the purchase of 300 films. Additionally, Saturn Productions agreed to amend the purchase price of our option to acquire 70 films by waiving a $10,000 cash fee and canceling a note in the principal amount of $5,000. We agreed to allow Saturn Productions to keep 100,000 shares of common stock previously issued to it, we paid an additional $100,000 for related DVD rights.

   In May 2005, we completed a sale of 89 of our films to Amity
Entertainment of which we received cash proceeds of $1,100,000 and $500,000 in the form of two secured notes each in the amount of $250,000, with the first maturing in May 2006 and the last maturing in May 2007.

                                   1


   In May 2005, Western International failed to deliver certain films to the Company pursuant to purchase contracts executed in July and August 1997. Under the contracts, the Company paid a total of $19,990, issued an aggregate of 67,400 shares of common stock and issued two notes in the aggregate principal amount of $287,000, for the purchase of the films. To settle potential claims against Western International and for receipt of $20,000, Western International agreed to cancel the two notes and return 50,000 shares of common stock.

   In May 2005, Ramm Films and Video ("Ramm Films") agreed to accept payment of $78,000 in exchange for settlement in full of a note in the principal amount of $100,000. The Company issued the $100,000 note, paid $5,000 and issued 50,000 shares of common stock to Ramm Films in July 1997 for the purchase of 175 films. In May 2005, Ramm Films was unable to deliver 96 films under a purchase agreement executed in September 1997. Under the purchase agreement, the Company issued a $8,000 note, paid $6,000 cash and issued 2,000 shares of common stock to Ramm Films. To settle claims against Ramm Films and for receipt of $5,000, it agreed to cancel the $8,000 note and deliver 25 other films. Additionally, the parties agreed Ramm Films would keep 2,000 shares of common stock previously issued to it under the purchase agreement.

                                   2

                                The Offering


Securities offered            We are offering a minimum of 100,000 units and
                              a maximum of 250,000 units at a price of $1.00 per unit. Each unit consists of one share of common stock and seven stock purchase warrants. Each warrant gives the holder the right to purchase one share of common stock.

Description of warrants       Exercise.  The warrants will be exercisable at
                              any time, until they expire three years from the closing date of the offering. Each warrant entitles the holder to purchase one share of common stock at the following exercise prices:

                                * $2.00 per share for each Class A warrant,
                                * $3.00 per share for each Class B warrant,
                                * $4.00 per share for each Class C warrant,
                                * $5.00 per share for each Class D warrant,
                                * $6.00 per share for each Class E warrant,
                                * $7.00 per share for each Class F warrant, and
                                * $8.00 per share for each Class G warrant.

                              Redemption. We may redeem some or all of the outstanding warrants by providing warrant holders with 30 days prior written notice. We may redeem the warrants at a redemption price of $0.01 per warrant, provided that the closing high bid price of our common stock is at least 150% of the exercise price of the warrants for at least 20 of the last 30 trading days and we have in effect a current registration statement registering the sale of shares of common stock issuable upon exercise of the warrants.

                              The Class A, Class B, Class C, Class D, Class E, Class F and Class G warrants are collectively referred to as the "warrants" and are identical in all respects other than their exercise prices.

How to purchase Units         To purchase units, please complete and deliver
                              a subscription agreement, using the form attached as "Annex A" to this prospectus. You should review the instructions included in the subscription agreement.

                                     3

Terms of Escrow               We and the placement agents will deposit all
                              payments in an escrow account at Hibernia
                              National Bank, with whom we have signed an escrow agreement. If we do not accept an investor's subscription, we will return his funds promptly. If we do not receive acceptable subscriptions and payment for
                              100,000 units on or before February 14, 2006, we will terminate the offering and refund the money raised promptly.

                              If the minimum is received, we will set a closing date on or before February 14, 2006 to complete the initial sale of at least the minimum by transferring the funds out of the escrow account and promptly issuing the stock and warrants to the investors. After the initial closing, we and the placement agents will continue to deposit all subsequent payments into the escrow account until the earlier of (i) February 14, 2006 or (ii) the date on which a total of 250,000 units have been subscribed and accepted, promptly after which we will have a final closing.

                              There may be one or more interim closings between the initial sale and the final closing. Your minimum purchase must be at least 100 shares ($500). This is our initial public offering and no public market currently exists for our common stock or warrants.

Common Stock Outstanding as of June 30, 2005

   Before the offering, assuming
   no conversion of securities      10,704,658 shares.

   After the offering assuming
   sale of the minimum units        10,804,658 shares

   After the offering assuming
   sale of the maximum units        10,954,658 shares.

Warrants Outstanding as of  June 30, 2005

   Before the offering              None.

   After the offering assuming      100,000 of each of the Class A warrants,
   sale of the minimum units        Class B warrants, and Class C warrants,
                                    Class D, Class E, Class F and Class G
                                    warrants.

   After the offering assuming      250,000 of each of the Class A, Class B
   sale of the maximum units        Class C, Class D, Class E, Class F and
                                    Class G warrants.

                                     4

Use of Proceeds; Market for Securities

   Use of proceeds                  Assuming we raise the minimum amount, we
                                    will receive net proceeds of
                                    approximately $75,000 after payment of
                                    sales commissions and offering expenses.
                                    We intend to use the net proceeds for
                                    the following purposes:

                                    * $12,000 for payment of liabilities
                                      due to related parties;
                                    * $20,000 for marketing expenses;
                                    * $43,000 for working capital expenses.

                                    Assuming we sell 175,000 units, we will
                                    receive net proceeds of approximately
                                    $142,500 after payment of sales
                                    commissions and offering expenses.  We
                                    intend to use the net proceeds for the
                                    following purposes:

                                    * $30,000 for payment of liabilities due
                                      to related parties;
                                    * $40,000 for marketing expenses; and
                                    * $72,500 for working capital expenses.

                                    Assuming we raise the maximum amount, we will receive approximately $210,000 after the payment of sales commissions and offering expenses. We intend to use the net proceeds for the following purposes:

                                    * $50,000 for payment of liabilities due
                                      to related parties;
                                    * $60,000 for marketing expenses; and
                                    * $100,000 for working capital.

                                    The allocation of net proceeds to these
                                    uses is our best estimate. Our board of directors has the discretion to determine the use of a substantial portion of the net proceeds of the offering. For a more detailed description of the existing debts to be paid, please see the "Use of Proceeds" section on page 13.

Market for our securities           There is currently no market for the
                                    units, common stock, or warrants.  We
                                    have applied for listing of the common
                                    stock and warrants on the OTC Bulletin
                                    Board.

                                     5

                       Summary Financial Information

   The following financial information is derived from our audited financial statements for the fiscal years ended December 31, 2004 and 2003 and the unaudited financial statements for the six month period ended June 30, 2004 and 2005. .

                                         Year Ended         Six Months Ended
                                         December 31,           June  30,
                                    --------------------  -------------------
Statement of operations data:           2004        2003      2005      2004
                                     ---------  ---------  ---------- --------
Revenues                             $      -   $   5,505  $       -  $     -
General and administrative expenses  $  91,548  $ 103,151  $  114,296 $ 45,020
Imputed film storage rental costs    $   7,200  $   7,200  $    3,600 $  3,600
Depreciation and amortization        $      -   $   1,088  $       -  $     -
Interest expense                     $  50,284  $  46,115  $   13,927 $ 24,468
Impairment Expense                   $      -   $  15,000  $       -  $     -
Net earnings/(loss)                  $(149,032) $(167,049) $1,973,523 $(73,088)
Net earnings/(loss) per common share $   (0.01) $   (0.02) $     0.18 $  (0.01)



                                             As of                  As of
   Balance sheet data:                 December 31, 2004       June 30, 2005

  Working capital (deficit)             $  (1,244,528)         $     100,283
   Total assets                         $       1,899          $     929,916
   Notes payable for film
   library purchases                    $       4,691          $          -
   Current portion of notes payable
    for film purchases                  $     441,940          $          -
   Amounts due to related parties       $     269,228          $     268,176
   Accrued officer salary               $     520,000          $     321,923
   Stockholders' equity (deficit)       $  (1,662,540)         $     318,979



                                     6


                                Risk Factors

   Any investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

You will have to make your investment decision on this limited operating history, which may not be representative of our future operations.

   We were incorporated in October 1997. Since inception we have conducted minimal operations. Thus, we have a limited operating history for you to analyze or to aid you in making an informed judgment concerning the merits of an investment in our securities. We may not be able to successfully generate revenues, operate profitably, or make any distributions to the
holders of our securities.   Any investment in our securities should be
considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

We will be dependent on our ability to raise additional capital. If we are unable to raise additional capital, we will not be able to fund future operations and may have to cease operations.

   We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have no internal sources of liquidity and we do not currently generate any internal cash flow to fund working capital needs. We will use the proceeds of this offering to fund working capital
requirements.   We are currently conducting limited operations and our
operating expenses have been minimized until we are able to raise external funds or generate internal cash flows. In May 2005, we completed a sale of 89 of our films to Amity Entertainment of which we received cash proceeds of $1,100,000 and $500,000 in the form of two secured notes. We are using those proceeds to fund current working capital expenditures. Our current monthly operating expenditures is approximately $35,000 per month. With limited cash reserves and nominal revenues, we have had to limit our operations to maintaining our office and films and attempting to raise additional capital. As of June 30, 2005, we had cash reserves of approximately $470,000. We expect our operating expenditures to increase to approximately $50,000 per month for 2006 which increase is attributable to an increase in salary, marketing and general working capital expense as we increase operations. We believe we have enough capital to fund operations for the remainder of 2005 and we will need to raise additional capital to fund working capital in the second quarter of 2006.

   If we are successful in raising the minimum number of units in our best efforts offering, we believe we will be able to fund operations until July 2006. If we are successful in raising 175,000 units, we believe we will be able to fund operations until August 2006. If we are successful in raising the maximum number of units, we believe we will be able to fund operations until September 2006. There is no assurance that we will be able to raise even the minimum number of units in our best efforts offering. Failure to raise the minimum number of units in our offering will force the Company to curtail or cease operations in the second quarter of 2006 unless we obtain other sources of financing or we generate internal sources of revenue.

   We can provide no assurance the net proceeds from this offering will be sufficient to cover cash requirements during the periods we have estimated above. If it appears that at any time in the future that we are approaching a condition of cash deficiency, we will be required to seek additional equity financing, curtail operations or otherwise bring cash flow in balance. We do not have any specific plans or commitments with respect thereto. Furthermore, if such action were required, there is no assurance that we would be successful at any such effort, the failure of which would have a material adverse effect on our business.

                                   7

We depend on the services of Jim McCullough and the loss of his services could have a material adverse effect on our ability to continue operations.

   Our success is dependent upon, among other things, the experience and abilities of Jim McCullough, Sr. Mr. McCullough has extensive experience, business contacts, and knowledge of the film production and distribution
industry.   Mr. McCullough is our chairman, chief executive officer, chief accounting officer and is solely responsible for our sales, marketing and product development. Mr. McCullough is currently 77 years of age. In January 2001, we entered into a three-year employment agreement with Mr. McCullough. In January 2004, we renewed the employment agreement under the same terms. We do not maintain key-man life insurance on Mr. McCullough's life. The loss of Mr. McCullough's services for any reason could have a material adverse effect on our ability to continue operations.

Members of our management team may have conflicts of interest with Mac Filmworks. If Mr. McCullough does not disclose a conflict of interest to Mac Filmworks and a business opportunity is taken from us, our business may suffer.

   Our strategy to sell, distribute, and market our entertainment libraries and acquire additional film libraries may raise potential conflicts of interest between Mac Filmworks and our president and chairman, Jim McCullough. In addition to being an officer and director of Mac Filmworks, he is the president and principal shareholder of Triad Family Media, Inc., a business involved in the licensing and distribution of motion picture films.

   From time to time, Mr. McCullough may become aware of investment and business opportunities and may be faced with the issue of whether to involve Mac Filmworks in such a transaction. Mr. McCullough may have conflicts in the event that Triad actively seeks the acquisition of properties and business that are identical or similar to those that Mac Filmworks might seek. If at any time Mac Filmworks and Triad are simultaneously seeking business opportunities, Mr. McCullough may face the conflict of whether to submit a potential business acquisition to Mac Filmworks or to Triad.

   We have not established formal guidelines or procedures for resolving potential conflicts between Mac Filmworks and our management, except to impose an affirmative obligation to disclose any conflicts to our shareholders and the board of directors, and to contractually limit his involvement in other competitive businesses to no more than ten percent of his daily involvement. His failure to resolve conflicts of interest in favor of Mac Filmworks may result in his being liable to Mac Filmworks.

We are in a competitive industry with several companies with greater financial and technical resources, which may affect our ability to generate revenue.

   We compete in a highly competitive industry which is dominated by several large media companies, such as AOL Time Warner, Walt Disney Company, and Sony/Columbia, among others. In addition, we will compete with many smaller film and television distribution companies who own and/or distribute their properties. Both our larger competitors as well as most of the smaller competitors have significantly greater financial, technical, marketing and human resources than we do, which will make it difficult for us to compete. These competitors are able to devote greater resources than we can to the development, promotion and distribution sale of their products and respond

                                   8

more quickly than we can to new technologies or changes in customer preferences. Though we may never be able to compete with our largest competitors, our ability to compete with the smaller competitors will depend on our ability to quickly and efficiently develop, market and distribute our products. If we are unable to effectively execute this strategy, we may have difficulty generating revenue sufficient to support our operations and creating and establishing a market presence in our industry.

Our entertainment library may not appeal to mass audiences, which may negatively affect our ability to generate revenue.

   We currently own 28 copyrighted films and 1,008 public domain films, made-for-television movies, in our library. Of the 1,036 titles in our library, approximately 70% were released prior to 1948.

   Dependence on our entertainment library poses a significant risk in the event problems are encountered with respect to the audience tastes, cost of the product, or other competitive products that reduce demand for our products. We can provide no assurance successfully instituting our marketing plan will lead to market acceptance. If our films and television properties do not appeal to consumers' tastes, we may not generate sufficient revenue to cover related expenses, which may have a material adverse effect on our business and on your investment.

If consumers spend less on entertainment-related goods and services, we may have difficulty generating revenues or becoming profitable.

   Our business opportunities are directly dependent upon the level of consumer spending on home entertainment products and other related products, a discretionary spending item. In addition, our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the home entertainment market in particular may decline, which would likely have a direct effect on our ability to generate revenue.

Our entertainment library may be damaged or destroyed if we or any other company which maintains custody of portions of our library fail to properly care for and preserve our properties.

   Film negatives, often referred to as masters, must be properly cared for and stored at the appropriate conditions. Of the 1,036 films to which we have title, approximately 130, or 17% of our films are at our facility in Shreveport. The remaining films are being cared for and are in the custody of the companies from which we purchased the films. These companies have agreed to care for and provide adequate storage conditions for our films.
We do not have general liability insurance to cover the loss or damage on any of our films, whether stored at our facility or at others' facilities. Any errors or failures to properly care for any of our films could result in the loss, damage or destruction to those properties, which may have a material adverse effect on our operations.

Our ability to generate revenues on public domain properties may be adversely effected if third parties market and distribute these properties.

   Of the 1,036 properties we own, 28 properties are copyrighted and 1,008
are in the public domain.    A film enters the public domain when (1) the
initial copyright expires without renewal for a second term, or both terms have expired or (2) the copyright notice was defective or missing from the work and no efforts were made to cure the omission. It is possible and likely that several of our public domain properties that we decide to market and distribute are either currently being distributed by or will eventually be distributed by third parties. Although we have valid title and own public domain masters, our ownership rights as to these properties will not be exclusive by definition.

                                   9

   In connection with the public domain properties we have title, we do not have copyright protection and are unable to assert our exclusive right to license or distribute these properties. While we may market, distribute and sell the public domain titles in which we have title, we will be unable to prevent third parties from exploiting the same titles. If third parties are able to more effectively market any public domain titles, we may not be able to generate revenues sufficient to make the marketing and distribution of those titles profitable.

You may have difficulty selling any securities you buy in this offering if an active trading market for our common stock or warrants does not develop or continue after this offering.

   Before this offering, no public market has existed for our common stock or warrants and an active trading market may not develop. We intend to apply for listing of our common stock and the warrants underlying the units on the OTC Bulletin Board. However, we cannot assure that our application for listing will be accepted or that we will be able to maintain the listing in the future. Even if our stock or warrants is listed, that does not guarantee that an active trading market for our common stock will develop and continue after this offering.

Your investment may suffer if the proceeds of this offering are not spent effectively.

   We estimate that the net proceeds from this offering will be $75,000, $142,250, and $210,000, if we sell the 100,000 units, 175,000 units, and
250,000 units, respectively, after deducting managing placement agent's fees and commissions and offering expenses. We intend to use a substantial portion of the net proceeds for:

      *  payment of liabilities due to related parties;
      *  marketing expenses; and
      *  working capital and other general corporate purposes.

   These are general categories, and expenditures within each category may vary depending on future events. Consequently, our board of directors and management may apply much of the net proceeds of this offering to uses you may not consider desirable. The failure of management to apply these funds effectively could have a material effect on our ability to continue operations.

The book value of the securities purchased in this offering will be substantially less than the purchase price of the units.

   The initial public offering price of our units is substantially higher than the pro forma net tangible book value per share of our outstanding common stock immediately after the offering. If you purchase common stock in this offering you will incur immediate and substantial dilution.

   The price of our units was determined by our board of directors and is not based on an independent valuation of our assets or other recognized criteria of investment value, such as book value, cash flow, earnings, or financial condition. The price, therefore, does not indicate that the units or securities underlying the units have a value or can be resold. We cannot assure you that if a trading market develops in our common stock or warrants that they will trade at prices in excess of the initial purchase price of the units at any time.

                                   10

Sales of additional shares of our common stock into the public market may cause our stock price to fall. If the price of our common stock falls, the value of your investment will decrease and we may experience greater difficulty attempting to raise additional capital.

   Once the shares of common stock underlying the units sold in this offering are eligible for resale in the open market, which could occur while we are still selling units directly to investors in this offering, trading prices for the shares could fall below the offering price of the units. In such event, we may be unable to sell the units to investors, which would negatively impact the offering. As a result, our planned operations would suffer from inadequate working capital.

   In addition, sales of substantial amounts of our common stock in the public market after this offering is completed could adversely affect the prevailing market price of our common stock. Sales of substantial amounts of common stock in the public market, or the perception that sales could occur, could adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through a public offering of equity securities.

We do not expect to pay dividends on our common stock.

   All earnings will be retained for our use in the operation of our businesses. Accordingly, we do not anticipate that we will pay dividends on
our common stock in the future.  See "Dividend Policy."   Accordingly,
investors should not expect to earn any income from their investment in the units until they sell the securities underlying the units, which sale may be at a loss or unable to be effectuated.

A current prospectus and state registration is required to exercise warrants. If we do not maintain a current prospectus or register the shares of common stock underlying the warrants in a state in which you reside, we may not be able to issue you shares of common stock upon the exercise of those warrants.

   Investors may never be able to exercise their warrants and receive the additional shares of common stock underlying those warrants because of regulatory burdens that we may not be able to afford or surmount.

   We will be able to issue shares of common stock upon exercise of the warrants only if there is a current prospectus relating to such common stock under an effective registration statement filed with the SEC and only if such shares of common stock are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various warrant holders reside. We may not be able to do so.

   Although the units will not knowingly be sold to purchasers in jurisdictions in which the units are not registered or otherwise qualified for sale, purchasers may buy warrants in the after market or may move to jurisdictions in which the common stock issuable upon exercise of the warrants is not so registered or qualified. In this event, we would be unable to issue shares of common stock to those warrant holders upon exercise of the warrants unless and until the common stock issuable upon exercise of the warrants is qualified for sale or exempt from qualification in jurisdictions in which the holders reside. Accordingly, the warrants may be deprived of any value if a then current prospectus covering the common stock issuable upon exercise of the warrants is not effective pursuant to an effective registration statement or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the warrant holders reside. We may not be able to effect any required registration or qualification.

                                   11

The escrow agent may hold your funds until February 14, 2006, and then return them to you, without interest if we are unable to sell the minimum amount.

   The escrow agent will hold the funds deposited in the escrow account until either the condition to release the funds is fulfilled or the expiration date of the offering. As a result, it is possible that the escrow agent could hold the funds in escrow until February 14, 2006. On that date, the escrow agent would be required to return the funds in the escrow account to you without interest or deduction if we have not sold at least 100,000 units.

Penny stock rules could make it hard to resell your shares and impose significant restrictions on broker-dealers.

   The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

If our common stock is not approved for listing on a trading market or the OTC Bulletin Board, your ability to sell Mac Filmworks securities may be limited.

   Our common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Mac Filmworks, and lower prices for Mac Filmworks' securities than might otherwise be attained.

A special note regarding forward-looking statements contained in this prospectus.

   Some of the statements contained in this prospectus, in particular the risk factors, management's discussion and analysis of financial condition and plan of operations, and business sections, discuss future expectations, contain projections of results of operation or financial condition or state other forward-looking information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

   *  the success or failure of our efforts to implement our business strategy;
   *  our ability to raise sufficient capital to meet operating requirements;
   *  the uncertainty of consumer demand for our services;
   *  our ability to protect our intellectual property rights;
   *  our ability to compete with major established companies; and
   *  other risks which may be described in future filings with the SEC.

   We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                   12

                              Use of Proceeds

Minimum Amount Sold

   If we sell 100,000 units, we will receive estimated net proceeds of $75,000. We anticipate that the estimated net proceeds will be expended as follows:

      * $12,000 for payment of liabilities to related parties;
      * $20,000 for marketing expenses;
      * $43,000 for working capital expenses.

   We intend to use $12,000 to make partial payments on loans made by our chief executive officer and his affiliates. The loans made by our chief executive officer and his affiliates have not accrued any interest.

175,000 Units Sold

   If we sell 175,000 units, we will receive estimated net proceeds of $142,500. We anticipate that the estimated net proceeds will be expended as follows:

      * $30,000 for payment of liabilities to related parties;
      * $40,000 for marketing expenses; and
      * $72,500 for working capital.

   We intend to use $30,000 to make partial payments on loans made by our chief executive officer and his affiliates. The loans made by our chief executive officer and his affiliates have not accrued any interest.

Maximum Amount Sold

   If we sell 250,000 units, we will receive estimated net proceeds of $210,000. We anticipate that the estimated net proceeds will be expended as follows:

      * $50,000 for marketing expenses
      * $60,000 for payment of liabilities to related parties; and
      * $100,000 for working capital.

   We intend to use $60,000 to make partial payments on loans made by our chief executive officer and his affiliates. The loans made by our chief executive officer and his affiliates have not accrued any interest.

   The foregoing represents our best estimate of the allocation of the proceeds of the offering based upon the present state of our business, operations and plans, and current business conditions. Our board of directors will have broad discretion to determine the use of a substantial portion of the proceeds of the offering.

                                   13


                      Determination of Offering Price

   There is no market for our securities. The initial offering price was arbitrarily determined by our board of directors, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors we considered are the lack of operating history of Mac Filmworks, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, our relative capital requirements, and the current market conditions in the OTC Bulletin Board.


                              Dividend Policy

   We have not declared or paid cash dividends on our common stock to date. Our current policy is to retain earnings, if any, to provide funds for operating and expansion of our business. This policy will be reviewed by our board of directors from time to time in light of our earnings and financial position.


                                  Dilution

   The difference between the initial public offering price and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in the offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

   The tables below assume that the value of the units is allocated entirely to the shares underlying the units and not the warrants.

   As of June 30, 2005, the net tangible book value of our common stock was $318,979 or $0.03 per share. Without taking into account any changes in net tangible book value after June 30, 2005, other than to give effect to the sale of a minimum of 100,000 units, 175,000 units, and a maximum of 250,000 units offered, the net tangible book value of our common stock (prior to offering expenses and sales commissions) would be approximately $0.04 per share, $0.05 per share, and $0.05 per share, respectively. The following table illustrates this per share dilution:

                                  Minimum    Sale of 175,000       Maximum
                                 Offering        Units            Offering
                                 --------    ---------------      --------
Offering price per share          $1.00          $1.00              $1.00

Net tangible book value per
share of outstanding common
stock prior to the offering       $0.03          $0.03              $0.03

Increase attributable to new
investors                         $0.01          $0.02              $0.02

Net tangible book value per
share of outstanding common
stock after the offering          $0.04          $0.05              $0.05

Per share dilution to new
investors                         $0.96          $0.95              $0.95


   If we sell the minimum number of units, investors in this offering will be contributing approximately 6.7% of the total capital consideration to Mac Filmworks but will receive only 0.9% of our shares outstanding. If we sell 175,000 units, investors in this offering will be contributing approximately 11.1% of the total capital consideration to Mac Filmworks but will receive only 1.6% of our shares outstanding. If we sell the maximum number of units, investors in this offering will be contributing approximately 15.2% of the total capital consideration to Mac Filmworks but will receive only 2.3% of our shares outstanding.

                                   14


   In the aggregate, purchasers in this offering will bear a greater risk of loss than our current stockholders. The following tables sets forth, as of June 30, 2005, the total number of shares of common stock purchased from Mac Filmworks, the total consideration recorded and the average price per share for the existing holders of our common stock. The total consideration paid was taken prior to deduction of expenses.

                              Minimum Offering
                               100,000 Units

                          Shares purchased   Total consideration  Average price
                          Number    Percent     Amount   Percent    per share
                        ----------  ------    ---------- -------  -------------

Existing shareholder    10,704,658   99.1%    $1,399,192   93.3%      $0.13
New shareholder            100,000    0.9%    $  100,000    6.7%      $1.00
                        ----------  -----     ----------  -----       -----
    Total               10,804,658  100.0%    $1,499,192  100.0%      $0.14


                                  Sale of
                               175,000 Units

                          Shares purchased   Total consideration  Average price
                          Number    Percent     Amount   Percent    per share
                        ----------  ------    ---------- -------  -------------

Existing shareholder    10,704,658   99.1%    $1,399,192   93.3%      $0.13
New shareholder            175,000    1.6%    $  175,000   11.1%      $1.00
                        ----------  -----     ----------  -----       -----
    Total               10,879,658  100.0%    $1,574,192  100.0%      $0.14


                              Maximum Offering
                               250,000 Units

                          Shares purchased   Total consideration  Average price
                          Number    Percent     Amount   Percent    per share
                        ----------  ------    ---------- -------  -------------

Existing shareholder    10,704,658   99.1%    $1,399,192   93.3%      $0.13
New shareholder            250,000    2.3%    $  250,000   15.2%      $1.00
                        ----------  -----     ----------  -----       -----
    Total               10,954,658  100.0%    $1,649,192  100.0%      $0.15


                               Capitalization

   The following table sets forth actual capitalization as of June 30, 2005, on an unaudited basis, on (1) an as-adjusted basis to give effect to the sale of a minimum of 100,000 units in the offering and the application of the gross proceeds from such units, and on (2) an as-adjusted basis to give effect to the sale of a maximum of 250,000 units in the offering and the application of the gross proceeds from the units.


                                   15

This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and the Financial Statements included in this prospectus.

                                      From October 1997 (Inception)
                                          through June 30, 2005

                                            Minimum       Sale of     Maximum
                                 Actual    Offering  175,000 Units   Offering
                             ----------  -----------  ------------ ----------
Common Stock, $.0001 par
value, 50,000,000 shares
authorized; 10,704,658,
10,804,658, 10,879,658 and
10,954,658 shares issued and
outstanding, respectively    $    1,070  $     1,080  $     1,088  $     1,095

Preferred Stock, $.0001 par
  value, 10,000,000 Shares
  authorized, no shares
  outstanding                        -            -            -            -

Retained Earnings                    -            -            -            -

Additional paid-in capital   $1,398,122   $1,498,112   $1,573,104   $1,648,097

Accumulated deficit         $(1,080,213) $(1,080,213) $(1,080,213) $(1,080,213)
                            -----------  -----------  -----------  -----------
Total stockholders' equity  $   318,979  $   418,979  $   493,979  $   568,979
                            ===========  ===========  ===========  ===========



Management's Discussion and Analysis of Financial Condition and Plan of Operations

General

   We are a development stage company with a limited operating history. We were organized as a Delaware corporation in September 1997, under the name Keystone Entertainment, Inc., as a wholly-owned subsidiary of G/O International Inc., a publicly held Colorado corporation. In October 1997, we entered a reorganization agreement with Mac Filmworks, Inc., a Texas corporation, which was formed in November 1994 to acquire, license and distribute classic films, television serials, children's programming and other film products. Through the reorganization we acquired all of the issued and outstanding common stock of Mac Filmworks-Texas in exchange for 4,747,680 shares of our common stock, or 77% of the outstanding shares. Under the reorganization agreement, G/O International was required to register the distribution of 1,600,000 shares of Keystone common stock which it owned, to the shareholders of G/O International. In January 1998, we amended our certificate of incorporation to change our name from Keystone Entertainment, Inc. to Mac Filmworks, Inc.

   In November 2000, we amended the reorganization agreement between Mac Filmworks-Texas, Mac Filmworks-Delaware and G/O International because G/O International had not registered the distribution of the 1,600,000 shares. The amendment to the reorganization agreement provided that G/O International agreed to cancel any ownership rights in the 1,600,000 shares of Mac Filmworks-Delaware common stock it was originally issued, and in return Mac Filmworks-Delaware released G/O International from its obligation to register the distribution of the 1,600,000 shares of common stock and issued to G/O International 160,000 shares of common stock.

   We intend to develop, market, distribute and/or sell our entertainment library of motion pictures and television series. We intend to market these properties to network and independent television stations, cable, pay television and home video in the domestic and international markets.

                                     16

   Through June 2005, we acquired 1,036 film and television properties. We intend to distribute and market our properties through:

      * DVD;
      * home video broadcast direct response;
      * retail sell-through;
      * foreign home video and television; and
      * barter syndication to over-the-air and cable networks and independent television stations.

   Our distribution will be similar to that of conventional distributors of conventional nostalgic content and family programming, but we will own or have title to the properties in our library.

   We have no discontinued operations or other non-recurring items. We have no foreign operations and no transactions have been in a foreign currency.

Critical Accounting Policies

      Revenue Recognition. We recognize revenue in accordance with Statement of Accounting Position 00-2 "Accounting by Producers or Distributors of Films". Revenue is recognized from a sale or licensing arrangement of a film when persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer begins its exploitation, exhibition or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

      Property and equipment is valued at cost. The costs of additions and betterments are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on disposition of equipment are reflected in operations.

   Impairment of Long-Lived Assets. We review the carrying value of our long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. We assess recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Plan of operations for fiscal 2005

   Since inception, we have generated little revenues. Our sole revenue has been derived from an option sold in June 2002 to distribute one of our films. We have no revenues from the distribution of our properties because as of the first quarter 2005 we did not have the capital necessary to prepare our films for distribution and market them. Our operations were cut to a minimum during 2004 due to our lack of funds. We had to postpone marketing and distribution efforts and extend the then existing debt obligations because we had limited cash reserves. Our operating expenses have risen and fallen based on our available cash. Our future level of operations will be dependent on future cash availability. As of December 31, 2004, we owed approximately $859,952 on promissory notes in connection with the purchase of our film libraries.

                                     17

   In August 2005, the Company paid $12,167 and issued 100,000 shares of unregistered common stock to Berliner Holdings for the purchase of 276 martial arts feature films.

   In June 2005, Saturn Productions agreed to accept payment of $105,000 in exchange for settlement in full of a note in the principal amount of $145,000. The Company issued the $145,000 note, paid $10,000 cash and issued 29,000 shares of common stock to Saturn Productions in July 1997 as consideration for the purchase of 300 films. Additionally, Saturn Productions agreed to amend the purchase price of our option to acquire 70 films by waiving a $10,000 cash fee and canceling a note in the principal amount of $5,000. We agreed to allow Saturn Productions to keep 100,000 shares of common stock previously issued to it, and we paid an additional $100,000 for related DVD rights.

   In May 2005, we completed a sale of 89 of our films to Amity
Entertainment of which we received cash proceeds of $1,100,000 and $500,000 in the form of two secured notes each in the amount of $250,000, with the first maturing in May 2006 and the last maturing in May 2007.

   In May 2005, Western International failed to deliver certain films to the Company pursuant to purchase contracts executed in July and August 1997. Under the contracts, the Company paid a total of $19,990, issued an aggregate of 67,400 shares of common stock and issued two notes in the aggregate principal amount of $287,000, for the films. To settle potential claims against Western International and for receipt of $20,000, Western International agreed to cancel the two notes and return 50,000 shares of common stock.

   In May 2005, Ramm Films and Video ("Ramm Films") agreed to accept payment of $78,000 in exchange for settlement in full of a note in the principal amount of $100,000. The Company issued the $100,000 note, paid $5,000 and issued 50,000 shares of common stock to Ramm Films in July 1997 for the purchase of 175 films. In May 2005, Ramm Films was unable to deliver 96 films under a purchase agreement executed in September 1997. Under the purchase agreement, the Company issued a $8,000 note, paid $6,000 cash and issued 2,000 shares of common stock to Ramm Films. To settle claims against Ramm Films and for receipt of $5,000, it agreed to cancel the $8,000 note and deliver 25 other films. Additionally, the parties agreed Ramm Films would keep 2,000 shares of common stock previously issued to it under the purchase agreement.

   As of June 30, 2005, we had cash of $476,223 and working capital of $100,283. Although we are no longer indebted, as of June 30, 2005, we still have liabilities due to related parties in the amount of $268,176 and accrued officer salary of $321,923. The amount of liabilities due to related parties is payable on demand and does not accrue interest. In the event the related parties demand payment in the future, we may be unable to pay. If we do have sufficient cash to pay the related parties, then the cash remaining may not be enough to sustain operations and we will be forced to seek external sources of financing or sell assets to fund operations. There is presently no firm commitment for such sources of financing and we provide no assurance that we will be able to obtain such financing. If we sell our assets to pay liabilities, we may not have enough films to market and distribute and thus, may not be able to generate revenue. Failure to receive financing will result in the curtailment of operations or the ceasing of operations.

   We believe we will need a minimum of approximately $35,000 per month for the balance of 2005 to market, distribute and sell our films and to fund general working capital expenses. Thereafter, we expect our operating expenses to increase to $50,000 per month for 2006. The increase in operating expenses is attributable to an increase in salary expense as the Company will seek another employee, an increase in marketing expenses due to sales and/or licensing of our films and an increase in general working

                                     18

capital expenses. The Company believes that it has enough cash to fund operations for the remainder of 2005 and will need to raise additional capital to fund working capital in the second quarter of 2006. This money will be used for general working capital purposes. There is no assurance we will be successful in seeking additional financing to fund future operations.

   If we are successful in raising the minimum number of units in our best efforts offering, we believe we will be able to fund operations until July 2006. If we are successful in raising 175,000 units, we believe we will be able to fund operations until August 2006. If we are successful in raising the maximum number of units, we believe we will be able to fund operations until September 2006. There is no assurance that we will be able to raise even the minimum number of units in our best efforts offering. Failure to raise the minimum number of units in our offering will force the Company to curtail or cease operations in the second quarter of 2006 unless we obtain other sources of financing or we generate internal sources of revenue.

   In May 2006, a secured note with the principal balance of $250,000 is due to the Company from Amity. The money will be used to fund working capital requirements and we believe this amount will be adequate to fund operations for approximately five months. There is no assurance, however, that Amity will honor its debt obligation to us or that it will not offset some or all of the principal balance for any potential claims it may allege against us in the May 2005 transaction. Although the notes are secured by the films sold to Amity in the May 2005 transaction, there is no assurance that we will obtain these films or, if we do, that we will be able to sell them and receive proceeds equal to the principal amount of the note. Failure to receive $250,000 in May 2006 will force the Company to curtail or cease operations in the second quarter of 2006 unless we are successful in raising money in the best efforts offering, we obtain other sources of financing or we generate internal sources of revenue.

   The Company intends on funding future operations through external sources of financing and/or selling of certain assets. As of the date hereof, we have no arrangements for debt financing nor do we anticipate entering into such arrangements in the near future. The Company currently does not have credit facilities available with financial institutions or other third parties. The Company does not expect to generate cash flows from operations for the balance of 2005. The Company will rely upon financing from external sources to fund its operations for the foreseeable future and it will likely need to raise additional capital to fund working capital requirements in the second quarter of 2006 if we do not raise money in the best efforts offering, obtain other external sources of financing, generate internal sources of revenue or receive the principal amount of the note in May 2006. If we are unable to raise sufficient capital from external sources to fund our operations in the second quarter of 2006, the Company may need to sell assets to meet working capital needs or curtail operations.

   There is no assurance that funds through other sources of financing will be available or, even if they are available, that they will be available on terms that will be acceptable to us. If we are unable to raise additional funds, we may have to limit our operations to an extent not presently determinable by management, but which may include the sale of any assets owned or our ceasing to conduct business.

   Our current contractual commitments are as follows:

 Commitment             Description                     Payments due by Period
---------------   -------------------------------     -------------------------
                                                       Through  Through  Through
                                                       Dec. 31, Dec. 31, Dec. 31,
                                                         2005    2006      2007
                                                       -------  -------  -------
Employment        We have renewed a three-year
Agreement with    employment a three-year employ-
Jim McCullough    ment agreement with Mr.
                  McCullough which provided that
                  he will be paid an annual salary
                  of $84,000.  As of June 30, 2005,         -        -        -
                  we have accrued Mr. McCullough's
                  salary in the amount of $321,923.
                  This agreement will expire in
                  January 2007.

                                     19

Licensing Contract In July 2002, we entered into a
with Hong Kong    license agreement with HKAVM
Audio Video       wherein we granted HKAVM the
Multimedia        Chinese broadcast television,
                  home video and theatrical
                  distribution rights to one
                  copyrighted film for a period
                  of ten years for a fee of $7,500.         -        -        -
                  In November 2002, we delivered
                  the film to HKAVM and received
                  a $750 deposit.  Upon certain
                  conditions, the remainder of the
                  fee shall be delivered to Mac
                  Filmworks.  Our primary
                  obligation under the agreement
                  is to deliver the film to HKAVM
                  and we have no financial
                  commitments under this agreement.

Distribution      In April 2005, the Company entered
Agreement with    into a distribution agreement with
Amity             Amity that allows Amity to
Entertainment,    distribute our film, "Creature
Inc.              from Black Lake" until April 2011.        -        -        -
                  As of June 30, 2005, Amity has
                  sold no films.  We have no
                  financial commitment under this
                  agreement.

Financial Advisory Upon the close of this offering,
Agreement with One we will enter into a five-year
Financial          agreement with One Financial
Securities, Ltd.   Services, Ltd. to provide Mac       $12,000  $12,000  $12,000
                   Filmworks with investment
                   banking and financial advisory
                   services for $12,000 per year,
                   to be paid quarterly.


Placement Agent   In June 2003, we entered into a
Agreement with    placement agent agreement with
One Financial     One Financial Services, Ltd.
Securities, Ltd.

                  Commissions/Expenses.  Assuming      $37,500/
                  maximum amount sold.                    $7,500     -        -

                  Commissions/Expenses. Assuming       $10,000/
                  minimum amount sold.                    $3,000     -        -

                                     20

                  Warrant Fees.  In addition, upon
                  the exercise of any warrants
                  issued as part of the units, we
                  are required to pay One Financial
                  Services, Inc. one percent (1%)
                  of the exercise price of each
                  warrant, and a fee to the selling
                  broker in an amount equal to two
                  percent (2%) of the exercise
                  price of for each warrant exercised;
                  provided that such fee is payable
                  only upon exercises of warrants
                  on or after 12 months from the       $87,500/
                  date of this Prospectus.               $35,000     -        -

                  Assuming the sale of the maximum
                  /minimum and the exercise of all
                  warrants, One Financial Services     $175,000/
                  would be entitled to:                  $70,000     -        -

Sub-lease         We have renewed a sublease
Agreement with    agreement with Jim McCullough,
Jim McCullough    which expires in August 2006.
                  The sub-lease provides that we       $12,000  $12,000  $12,000
                  pay Jim McCullough $1,000 per
                  month for office and warehouse
                  space. Upon expiration of the
                  sublease agreement, we intend
                  to enter a similar sublease or
                  rent the space on a month-to-
                  month basis.

Storage           We have oral agreements with
Agreements        Saturn Productions, Durbin
                  Entertainment, and RAMM to store
                  an aggregate of 672 films at no
                  cost.  We have a storage
                  agreement with Sure Self Save        $   600       -        -
                  Storage in Palm Springs,
                  California, where we store an
                  additional 194 films for appro-
                  ximately $50 per month.  We
                  anticipate our annual storage
                  fees for fiscal 2005 will be $600.

</TABLE


                                     21

                                  Business


General

   We are a start-up entertainment company that will engage in the development of our existing and to-be-acquired nostalgic content entertainment library of:

      * full length motion pictures or feature films;
      * television series;
      * made-for television movies; and

   Initially, we intend to market and distribute our library through traditional distribution channels, which include network and independent televisions stations, cable and satellite, pay television and home video in the domestic and international markets, including videocassette and DVDs.
If we are able to generate significant revenues or raise additional capital in the future, we intend to market and distribute our library directly to sellers through the Internet.

   We currently own approximately 1,036 films, of which 28 are copyrighted
and 1,008 are public domain titles.   The film libraries, number of films
purchased, and the net purchase price for the libraries acquired are as follows:

                           Number of
  Film Library               Films        Net Purchase Price
-----------------------    ---------   -----------------------------------
Delta Equities                132      * 5,280 shares of common stock; and
                                       * $33,000 cash.

Durbin Entertainment          100      * $13,000 cash.

McCullough Productions          1      * 70,000 shares of common stock.
                        (copyrighted)

RAMM                          200      * $83,000 cash;
                                       * 52,000 shares of common stock

Berliner Holdings             276      * $12,167 cash;
                                       * 100,000 shares of common stock

Saturn Productions I          300      * $105,000 cash;
                                       * 29,000 shares of common stock

Saturn Productions II          27      * 100,000 shares of common stock
                        (copyrighted)
                        ---------
Total Films/Properties      1,036
                        =========

   In addition to the above films, the Company owns copyrights to 46 various drama, action, suspense, horror, and comedy films.

   We believe that distributors and broadcast-television and cable companies will be attracted to both our copyrighted and public domain properties as a realistic means to provide programming without the risks of failure from the
new production of television shows or movies.   We intend to market our
properties to broadcasters and cable operators on mutually attractive barter syndication terms or at competitive licensing rates.

                                     22

Recent Transactions

   In August 2005, the Company paid $12,167 and issued 100,000 shares of common stock to Berliner Holdings for the purchase of 276 martial arts feature films.

   In June 2005, Saturn Productions agreed to accept payment of $105,000 in exchange for settlement in full of a note in the principal amount of $145,000. The Company issued the $145,000 note, paid $10,000 cash and issued 29,000 shares of common stock to Saturn Productions in July 1997 for the purchase of 300 films. Additionally, Saturn Productions agreed to amend the purchase price of our option to acquire 70 films by waiving a $10,000 cash fee and canceling a note in the principal amount of $5,000. We agreed to allow Saturn Productions to keep 100,000 shares of common stock previously issued to it, and we paid an additional $100,000 for related DVD rights.

   In May 2005, we completed a sale of 89 of our films to Amity
Entertainment of which we received cash proceeds of $1,100,000 and $500,000 in the form of two secured notes each in the amount of $250,000, with the first maturing in May 2006 and the last maturing in May 2007.

   In May 2005, Western International failed to deliver certain films to the Company pursuant to purchase contracts executed in July and August 1997.
Under the contracts, the Company paid a total of $19,990, issued an aggregate of 67,400 shares of common stock and issued two notes in the aggregate principal amount of $287,000, for the purchase of the films. To settle potential claims against Western International and for receipt of $20,000, Western International agreed to cancel the two notes and return
50,000 shares of common stock.

   In May 2005, Ramm Films and Video ("Ramm Films") agreed to accept payment of $78,000 in exchange for settlement in full of a note in the principal amount of $100,000. The Company issued the $100,000 note, paid $5,000 and issued 50,000 shares of common stock to Ramm Films in July 1997 for the purchase of 175 films. In May 2005, Ramm Films was unable to deliver 96 films under a purchase agreement executed in September 1997. Under the purchase agreement, the Company issued a $8,000 note, paid $6,000 cash and issued 2,000 shares of common stock to Ramm Films. To settle claims against Ramm Films and for receipt of $5,000, it agreed to cancel the $8,000 note and deliver 25 other films. Additionally, the parties agreed Ramm Films would keep 2,000 shares of common stock previously issued to it under the purchase agreement.

Industry Background

   Both the motion picture and television industries are made up of two principal activities: production and distribution. Production involves the development, financing and production of feature-length motion pictures or television series. We plan to concentrate on the distribution and marketing of our current film and television library and any future properties we acquire.

                                     23

Film Distribution

   Films are generally licensed for network broadcast and local television stations following distribution to theaters, home video and pay television.
Licensing of feature films to commercial television is generally accomplished subject to agreements that allow a fixed number of telecasts over a prescribed period of time for a specified license fee. Typical U.S.
network licenses cover a six-year or seven-year period and can provide for exclusive exhibition on the network. Licensing to the major commercial network affiliates and direct licensing to local, domestic and foreign television stations can be a steady source of programming revenues.

Television Distribution

   The U.S. television market is served by network affiliated stations, independent stations and cable systems, although the number of independent stations has decreased as many formerly independent stations have become affiliated with new networks in recent years. During prime time hours, network affiliates primarily broadcast programming produced for the network.
In non-prime time, network affiliates telecast:

      *  network programming;
      *  off-network programming;
      * first-run programming-programming produced for distribution on a syndicated basis; and
      *  programming produced by the local stations themselves.

   Independent television stations and cable networks, during both prime and non-prime time, produce their own programs and telecast off-network programs or first-run programs acquired from independent producers or syndicators.
Syndicators generally are companies that sell to independent television stations and network affiliates programming produced or acquired by the syndicator for distribution.

   Another key element to the distribution of film and television properties in the television industry is the barter of select titles with the broadcast or cable operator. The market for barter syndication exists because of the need for programming and the operator may find it more palatable to barter its advertisement slots to obtain such programs.

Business Strategy

   Our mission is to become a global provider of nostalgic film and television entertainment to network and independent stations, cable and satellite systems and directly to consumers through the Internet and on-demand ordering.

Distribution and marketing of our films

   We currently own 1,036 films, 28 of which are copyrighted films and 1,008 of which are public domain films and television programs. We intend to market and distribute these properties through home video, broadcast direct response television, and barter syndication to over-the-air, cable and independent television stations. We intend to operate similar to conventional distributors, however, we will own the properties in our library (including public domain film masters) as opposed to many distributors who only have the right to sell the property with a percentage of the revenue going to the owner.

                                     24

   We intend to utilize our library for the home video distribution business with a focus on the direct and retail sell-through markets. Products we intend to market for consumer purchase will primarily consist of select titles from library on videocassettes and DVDs. Typical suggested retail prices for videocassettes to be marketed as sell-through will range from $5.99 to $19.95 per program. Suggested retail prices on DVDs may range from $6.99 to $29.98 per program.

Licensing of our films

   We intend to market and license our library in domestic markets to major network and independent television stations, satellite networks, pay-per-view and cable system operators. We intend to outsource all international distribution and marketing of our library.

   We intend to enter license agreements with customers that grant the customer a license to either (1) exhibit or distribute a specific film or television program for a specified term, territory and medium, or (2) in the case of a license to a pay television channel or a broadcast or cable television operator, the right to exhibit the property a specified number of times. Typically, upon the execution of a license agreement, we would deliver a copy of a sub-master of the film or television program.

   In consideration for the granting of the license to a specific film or television program to retail or wholesale distributors or a pay-per-view television exhibitors, we will receive a fee which will be a percentage of revenues from the licensee's distribution or exhibition of the property and may include an advance of the fee which is then recoupable from what
otherwise would have been payable to Mac Filmworks.   The fee will range
from 10% to 20% of the revenues the licensee generates, which may range from approximately $100 to several thousand dollars, depending upon several factors, including but not limited to the film's genre, cast, commercial success and popularity, and whether the film is copyrighted or a public domain title.

   In the case of a license we grant directly to a broadcast network or station or pay or basic cable television operator, we plan to charge a licensing fee that will vary in range from several hundred dollars to several thousand dollars.  The fee will vary depending on the title, the number of times the film may be broadcast, whether it is being licensed to a network, independent or cable television station, and when it will
broadcast.   In cases where the network or station offers barter
arrangements, we may accept advertising time during the broadcast of the film that has been licensed instead of a cash license fee.  If we accept a barter arrangement, we may then sell that time to advertisers or we will use it to promote and advertise our products.

Selling of our Films

   We have recently expanded our business to include the sale of DVDs. We believe the market for DVDs has expanded rapidly over the past few years and provides a business opportunity. We have a library consisting of public domain and copyrighted films. We plan to copy four to six public domain films, along with one copyrighted film, onto one DVD and to sell to the public. We believe including a several public domain films along with a copyrighted film onto one DVD will help make the DVD more marketable. In addition to the films we have on-hand in our film library, we intend to get possession of masters to the 46 films to which we own copyrights, and copy those films onto DVDs for sale. All of the films we copy to DVD format will be in English or Spanish dialogue. Our target market for the sales of our DVDs will be the U.S. and international markets. We hope to begin marketing our DVDs in January 2006. However, there is no guaranty and we provide no assurance that we will be able to sell any of our films on DVDs.

                                     25

Our entertainment library

   We will own masters, or films and videotapes suitable to be transferred to a master, to all of our properties. Approximately 130 properties are stored at our facilities in Shreveport. Approximately 192 properties are being stored by Sure Save Self Storage in Palm Desert, California for a monthly storage fee of $50. The remainder of our film and television properties is currently being held by their previous owners until we specify a delivery date and location.

   We have included in our description of our film properties below, a sample of the titles we own. Our library contains titles from numerous genres including:

      *  film noir;
      *  classics;
      *  cult movies;
      *  martial arts;
      *  comedies; and
      *  television programs.

   Some of our most popular film properties which we own, include:

      * Abraham Lincoln (1930) (public domain or "PD");
      * At War with the Army (1950 PD) (Dean Martin, Jerry Lewis);
      * How Awful about Allan (1970 copyright) (Anthony Perkins, Julie Harris);
      * Paco (1975 copyright) (Jose Ferrer);
      * Planet of the Dinosaurs (1980 PD); and
      * Vengeance Valley (1951 PD) (Burt Lancaster).

   Some of the films in the Durbin Entertainment library, all of which are public domain, include:

      * Classics such as His Girl Friday with Cary Grant and Rosalind
        Russel, Alfred Hitchcock's The 39 Steps, The Man Who Knew Too Much
        (1934), and seventeen other feature films by Alfred Hitchcock.

      * Cult movies such as The Night of the Living Dead, The Little Shop of
        Horrors with Jack Nicholson (1960), and Tunnelvision.

      * Exploitation movies like TNT Jackson, CC and Company with Joe Namath and Ann Margaret, and Dance Hall Racket with Lenny Bruce.

      * Westerns feature films starring the following actors: John Wayne (12 films), Roy Rogers (55 films), Hopalong Cassidy (23 films), Zane
        Gray (13 films), among others.

                                     26

   Some of the most popular television properties in the Durbin
Entertainment library, in which we may select an additional 70 titles, all of which are public domain titles, and the number of episodes available in each series, include the following:

   * The Adventures of Robin Hood (80)          * The Danny Thomas Show (13)
   * The Adventures of Ozzie & Harriet (90)     * The Dick Van Dyke Show (6)
   * The Andy Griffith Show (13)                * Dragnet (28)
   * Beverly Hillbillies (55)                   * The Jack Benny Show (20)
   * Bonanza (31)                               * The Lone Ranger (17)
   * George Burns & Gracie Allen (12)           * The Milton Berle Show (10)
   * The Cisco Kid (35)                         * You Bet Your Life  (12)


Marketing Strategy

Home video market

   We intend to distribute DVDs and videocassettes of feature films to the domestic home video rental market primarily by selling them to wholesale distributors, who then sell the videocassettes and DVDs to rental outlets, such as video rental chains, individual video rental stores, and
supermarkets.   We have not begun the process of transferring films from our video masters to DVDs or videocassettes, nor have we contacted companies with whom we intend to outsource such reproduction.  We have not contacted any wholesale distributors or other companies which we hope to eventually sell and distribute our products.

   We believe that the packaging and art work for the video boxes, posters, advertisements and other selling materials relating to the films we distribute to the United States home video rental and sell-through markets are key factors in determining the amount of sales. We plan to be involved with the design of the promotional campaign for all properties we release.
While some of the art works for packaging, advertisements, trade show displays and posters may be created in-house, we plan to commission outside parties to assist in the art work for these materials. We then plan to arrange for the printing, production and distribution of all promotional materials. Although we have contacts with such companies, we have not contacted any advertising companies to design and/or produce our promotional materials, nor have we begun the design or production of any promotional materials that we may intend to complete in-house.

   We intend to market films and television programs directly to consumers by the following means:

      * selling to distributors and rack-jobbers who then sell the products to large retail outlets, convenience stores, or mass merchants;

      * direct response advertisements appearing as trailers on our home videocassettes and at the end of broadcasts of some of our programs; and

      * sales to specialty retail outlets such as governmental agencies, gift stores, libraries, museums, Radio Shack, The Sharper Image,
         General Nutrition Centers, and Home Depot.

   In addition, we intend to market our properties directly to consumers through their inclusion in catalogs produced by Mac Filmworks and others.
We have not created a catalog of our films, nor have we contacted other companies for the inclusion of our films in their catalogs. We intend to use a portion of the proceeds from this offering to fund various marketing expenses, including but not limited to the transfer of films to DVD and videocassette and the design and production of marketing and promotional materials and catalogs.

                                     27

Broadcast and cable television

   In connection with our distribution and licensing of films and television programming to the United States television market, we intend to emphasize the development, marketing and distribution of our films in the pay, basic cable and over-the-air broadcasting markets.  We intend to implement this strategy by concentrating our resources on developing a strong market presence and relationship with local independent stations that serve small to middle markets and whose bulk of advertising revenues are generated from local or regional advertisers.  We intend to enter into license agreements with exhibitors, such as, television networks, television stations and cable
and satellite systems operators, as well as sub-distributors.   We intend to
outsource all international distribution, if any.

   We have not begun to develop, market or distribute any of our products to broadcast or cable television markets, nor have we contacted any networks or exhibitors, or licensed any of our products.

Competition

   In marketing films and television programs, we compete against the major studios, such as AOL Time Warner, The Walt Disney Company, MCA, Paramount,
Fox, and Sony/Columbia, as well as smaller distribution companies owning film catalogs/libraries or syndicated television programs. Since we will expend significantly less on product acquisitions than many of these competitors we believe we can produce profits from even modest sales volume.

   As a company that acts primarily as its own distributor, we compete with other distributors for wholesalers, retailers and consumers and for home video rights with products they do not produce. This competition, in the case of distribution, is influenced by box office success, advertising, publicity and other factors.

Employees

   We currently have four employees, all of which are full-time. No employees are covered by a collective bargaining agreement. Management considers relations with its employees to be satisfactory.

Facilities

   We sublease the facilities located at 9464 Mansfield Road, Suite A-1 and Suite C, Shreveport, Louisiana, which consists of approximately 1,726 square feet, from Jim McCullough Productions, a sole proprietorship. We believe our lease rates to be competitive in the market. At the present time, we consider this space to be adequate to meet our needs.

   We are temporarily renting storage space from "Amazing Space." We entered into a 1 year rental agreement in June, 2005. The lease is cancelable at any time upon 30 days notice. Our monthly rental fee is $180.

Legal Proceedings

   As of the date of this prospectus, there are no legal proceedings pending or, to our knowledge, threatened against us or to which we are a party.

Copyrights

   Of the 1,036 films we have purchased, 28 are under copyright protection.

                                     28


   Those films not under copyright protection have fallen into the public domain. A film enters the public domain when (1) the initial copyright expired without renewal for a second term, or both terms have expired or (2) the copyright notice was defective or missing from the work and no efforts were made to cure the omission. In connection with our films that have fallen into the public domain, we do not have copyright protection.
However, new copyrights can be granted to public domain properties if certain modifications are made to the film, including changing the musical score, color, new openings.

   In connection with the public domain properties we own, we are unable to assert our exclusive right to license or distribute the films and we will have no recourse against others who also own the public domain properties.


                                 Management

The executive officers and directors are as follows:

   Name                 Age                     Position
------------------      ---   ---------------------------------------------
Jim McCullough, Sr.      77   Chairman, president, chief executive officer,
                              chief financial officer, and chief accounting
                              officer

Richard Mann             52   Director

   Jim McCullough, Sr. has been our president, chief executive officer and chairman since inception.  Since 1975, Mr. McCullough has served as president of Jim McCullough Productions, a sole proprietorship, which is in
the business of developing new film and television productions.   Mr.
McCullough has been involved in virtually every aspect of the film industry since 1972, including creation, production and distribution of feature films.  Additionally, Mr. McCullough is the president, chief executive officer of Triad Family Media, Inc., a company that distributes and licenses several films.  He has attained national recognition as a result of his acclaimed productions of Where the Red Fern Grows, Part I and Part II and
The St. Tammanay Miracle.

   Richard C. Mann has been a director since February 2000.  Since 1993, Mr.
Mann has been the president of New Standard Post, LLC, Richard Mann Group,
Inc., and Prosperity Pictures, LLC. He has produced and/or directed over 100 films, television programs, music videos, and over 200 television commercials.


                           Executive Compensation

   The following table sets forth information with respect to our chief executive officer as of December 31, 2004. No other executive officer has received in excess of $100,000 in compensation during the last three fiscal years.

                                   29

Summary compensation table

                                                               Long Term
                                 Annual Compensation     Compensation Awards
                                 -------------------     -------------------
   Name and                                               Restricted stock
Principal Positions               Year    Salary ($)        award(s) ($)
------------------------------   ------   ----------      ----------------
Jim McCullough, Sr., president,   2004    $  84,000               --
chief executive officer, and
director                          2003    $  84,000               --

                                  2002    $  84,000               --

   Mr. McCullough's salary for the period ended June 30, 2005 has accrued in the amount of $321,923. In May 2001, Mr. McCullough received a bonus in the form of a restricted stock grant in the amount of 1,000,000 shares valued at $.10 per share for a cash value of $100,000.

   The named executive officer did not receive perquisites or other benefits valued in excess of 10% of the total reported annual salary and bonus.

Employment Agreement

   We entered into an employment agreement with Mr. McCullough, Sr. in January 2001 for a period of three years. In January 2004 we renewed Mr.
McCullough's employment agreement which expires in January 2007. The agreement provided for an annual salary of $84,000, and contained a limitation on his ability to pursue other business activities. Since Mr.
McCullough owns and controls other entities which are in similar businesses as Mac Filmworks, he has agreed to limit his involvement in those entities to no more than 10% of his daily business activity.

Stock Options

   In January 1998, the board of directors and majority stockholders adopted a stock option plan under which 500,000 shares of common stock have been reserved for issuance. As of the date of this prospectus, no options have been granted under the plan and we have no present plans for the issuance thereof. We do not have a defined benefit plan or any retirement or long-term incentive plans.


                           Principal Stockholders

   The table below sets forth, as of June 30, 2005, the beneficial ownership of common stock of:

        * our directors;
        * our named executive officers;
        * the holders of five percent or more of our common stock; and
        * our officers and directors as a group.

                                   30

                                     Number of shares
   Name of                            of common stock          Percentage of
beneficial owners                   beneficially owned         ownership (1)
---------------------------      ---------------------      -----------------

Jim McCullough, Sr.                    3,070,000                  28.7%
Richard Mann                              10,000                   <1%
Andrea O'Neal                             50,000                   <1%
Ken O'Neal.                            1,600,000                  14.9%
Scott Thompson                           707,334                   6.6%
Brewer & Pritchard, P.C.                 766,666                   7.2%
William Silvey                           735,000                   6.9%

All officers and directors
as a group, (2) persons                3,080,000                  29.2%


      (1) based on 10,704,658 shares outstanding prior to the offering.

   Mr. McCullough's address is 9464 Mansfield Road, Suite A-1, Shreveport,
Louisiana 71118.  Mr. Mann's address is 8665 Lookout Mt. Avenue, Los
Angeles, CA 90046.  Mr. O'Neal's address is 1214 Virginia Drive,  Kerrville
TX 78028.  Mr. Thompson's address is 6371 Richmond Ave., Houston, Texas
77057.  Brewer & Pritchard's address is Three Riverway, Suite 1800, Houston,
Texas 77056.  Mr. Silvey's address is 5227 Cripple Creek Ct., Houston, Texas
77017.

   Mr. McCullough, Sr. beneficially owns 2,800,000 shares individually, 200,000 shares held by his spouse, and 70,000 held by Jim McCullough
Productions. Mr. Thompson beneficially owns 275,000 shares individually, 162,334 shares held by a limited liability company of which he is a member, and 270,000 shares held by his spouse.


               Certain Relationships and Related Transactions

   We currently lease our facilities in Shreveport from Jim McCullough
Productions, Inc. at a monthly rate of $1,000, on a month-to-month basis.
Mr. McCullough is the majority shareholder of Jim McCullough Productions, Inc. McCullough Productions, Inc. has waived any accrued rents through June
30, 2005.

   As of June 30, 2005, Mr. McCullough and his affiliates have loaned the Company approximately $268,176. This amount is payable on demand and does not accrue interest. As of June 30, 2005, Mac Filmworks owed Mr. McCullough
$321,923 in accrued and unpaid salary.

   In May 2004, Ken O'Neal purchased 1,600,000 shares of Mac Filmworks' common stock from an unaffiliated third party for $25,000.


   In July 2001, we issued to Brewer & Pritchard, P.C., 666,666 shares of common stock for services rendered and services to be rendered in the
future.   In May 2001, we issued to Mr. McCullough as a bonus, 1,000,000
shares of common stock valued at $100,000.   In December 2000, we issued to
Brewer & Pritchard, P.C., 100,000 shares of common stock for services rendered.

                                   31

   Mac Filmworks, Inc., a Delaware corporation, is the sole shareholder and parent company of Mac Filmworks, Inc., a Texas corporation.



                         Description of Securities

General

   We are authorized to issue 50,000,000 shares of common stock, $.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

Units

   We are offering 250,000 units, each consisting of one share of common stock and one Class A warrant, one Class B warrant, one Class C warrant, one
Class D warrant, one Class E warrant, one Class F warrant and one Class G warrant. The common stock and warrants comprising a unit will be detachable and separately transferable.

Common stock

   As of June 30, 2005, there were 10,704,658 shares of common stock issued and outstanding that were held of record by approximately 172 shareholders.
Other than 500,000 shares we have reserved for issuance under our employee stock option plan and the 1,000,000 shares reserved for issuance underlying the units, no other shares have been reserved for issuance upon the exercise of warrants or options.

   Our certificate of incorporation authorizes 50,000,000 shares of common stock, $.0001 par value per share. The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

   Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of Mac
Filmworks, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Class A Warrants

   Included in each unit is one Class A warrant. If the maximum number of units is subscribed, there will be 250,000 Class A warrants outstanding.

   General. The following is a brief summary of the material provisions of the Class A warrants included in the units. This summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the warrant agreement. A copy of the agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

                                   32

   Rights to Purchase Shares of Common Stock. Each Class A warrant will entitle the registered holder to purchase one share of common stock at an exercise price of $2.00 per share. The exercise price of the Class A warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered. The warrant will expire three years from the date of issuance.

   Method of Exercise. Each holder of a Class A warrant may exercise the Class A warrant by surrendering the certificate evidencing the warrant, with the form of election to purchase on the reverse side of the certificate properly completed and executed, together with payment of the exercise price to Mac Filmworks at it principal office in Shreveport, Louisiana. The exercise price will be payable in United States dollars or by certified or official bank check or other check acceptable to Mac Filmworks payable in United States dollars to the order of Mac Filmworks, Inc. No adjustment as to any dividends with respect to the shares of common stock will be made upon an exercise of warrants. If less than all of the Class A warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the Class A warrants may be exchanged for new certificates of different denominations by presenting the warrant certificates at Mac Filmworks' principal office.

   Anti-Dilution Adjustments. The exercise price and the number of shares of common stock purchasable upon exercise of any Class A warrants are subject to adjustment upon the occurrence of events, including a stock dividend, a stock split or reverse stock split, reclassifications, reorganizations, consolidations and mergers. No adjustment in the exercise price of the warrants will be made unless the adjustment would result in a $0.05 change in the exercise price of the warrant.

   Redemption Provisions.   We have the option to redeem the outstanding
Class A warrants in whole and not in part, at any time, on not less than 30 days' written notice to the registered holder of the warrant at a price equal to $0.01 per warrant, if the closing price per share for the common stock as reported on a national exchange, Nasdaq, the OTC Electronic
Bulletin Board or in the pink sheets, exceeds one hundred fifty percent
(150%) of the exercise price of the warrant, for 20 of the last 30 trading days.  You will have the right to exercise the Class A warrants under the terms described above until the redemption date.  On the redemption date, if you are the registered holder of unexercised Class A warrants, you are entitled to payment of the redemption price upon surrender of the redeemed warrants.

   Other Rights. In the event of an adjustment in the number of shares of common stock issuable upon exercise of the Class A warrants, we will not be required to issue fractional shares of common stock upon exercise of the warrants. In lieu of fractional shares of common stock, there will be paid to the holder of the warrant at the time of exercise an amount in cash equal to the same fraction of the current market value of a share of common stock.

   Class A warrant holders do not have any voting or any other rights of stockholders of the Company and are not entitled to dividends.

   A Class A warrant will not be exercisable by a warrant holder if (1) the shares of common stock issuable upon exercise of the warrant have not been registered under the securities or blue sky laws of the state of residence of the holder or (2) a current prospectus meeting the requirement of the laws of the state cannot be lawfully delivered by us or on our behalf.
Under the terms of the Class A warrant agreement, we have agreed to use reasonable efforts to register the shares in which holders of warrants are known to reside and to maintain a current prospectus.

                                   33

   Modification of Warrant Agreement. The Class A warrant agreement contains provisions permitting us without the consent of any warrant holder
(1) to supplement or amend the warrant agreement in order to cure any ambiguity, (2) to correct or supplement any provision contained in the agreement which may be defective or inconsistent with any other provision, or (3) to make any other provisions in regard to matters or questions arising thereunder which we deem necessary or desirable and which does not adversely affect the interests of the warrant holders.

Class B Warrants

   Included in each unit is one Class B warrant. If the maximum number of units is subscribed, there will be 250,000 Class B warrants outstanding.
The terms and conditions of the Class B warrants are identical to those of the Class A warrants, except that the Class B warrants are exercisable at a price of $3.00 per share.

Class C Warrants

   Included in each unit is one Class C warrant. If the maximum number of units is subscribed, there will be 250,000 Class C warrants outstanding.
The terms and conditions of the Class C warrants are identical to those of the Class A warrants, except that the Class C warrants are exercisable at a price of $4.00 per share.

Class D Warrants

   Included in each unit is one Class D warrant. If the maximum number of units is subscribed, there will be 250,000 Class D warrants outstanding.
The terms and conditions of the Class D warrants are identical to those of the Class A warrants, except that the Class D warrants are exercisable at a price of $5.00 per share.

Class E Warrants

   Included in each unit is one Class E warrant. If the maximum number of units is subscribed, there will be 250,000 Class E warrants outstanding.
The terms and conditions of the Class E warrants are identical to those of the Class A warrants, except that the Class E warrants are exercisable at a price of $6.00 per share.

Class F Warrants

   Included in each unit is one Class F warrant. If the maximum number of units is subscribed, there will be 250,000 Class F warrants outstanding.
The terms and conditions of the Class F warrants are identical to those of the Class A warrants, except that the Class F warrants are exercisable at a price of 7.00 per share.

Class G Warrants

   Included in each unit is one Class G warrant. If the maximum number of units is subscribed, there will be 250,000 Class F warrants outstanding.
The terms and conditions of the Class G warrants are identical to those of the Class A warrants, except that the Class G warrants are exercisable at a price of $8.00 per share.

                                   34

Preferred stock

   Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series.
Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock.
However, these effects might include:

        * restricting dividends on the common stock;
        * diluting the voting power of the common stock;
        * impairing the liquidation rights of the common stock; and
        * delaying or preventing a change in control of Mac Filmworks without further action by the stockholders.

We have no present plans to issue any shares of preferred stock.

Delaware anti-takeover statute and charter provisions

   Delaware anti-takeover statute.  We are subject to the provisions of
Section 203 of the Delaware General Corporation Law, an anti-takeover law.
Subject to some exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

      * Before this date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
      * Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:
      * by persons who are directors and also officers, and
      * by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be offered in a tender or exchange offer; or

* On or after the date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock, which is not owned by the interested stockholder.

   For purposes of Section 203, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years before the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's voting stock.

                                   35

   Certificate of incorporation.  Our certificate of incorporation provides:

* For the authorization of the board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions on the preferred stock; and

* That special meetings of stockholders may be called only by the chairman of the board, our president, or 30% of all the shares entitled to vote at the proposed special meeting.

   These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control of Mac Filmworks. These provisions are designed to reduce the vulnerability of Mac Filmworks to an unsolicited proposal for a takeover of Mac Filmworks. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of Mac Filmworks. These provisions may also have the effect of preventing changes in the management of Mac Filmworks.


                      Shares Eligible for Future Sale

Before this offering, there has been no public market for any of our securities and there can be no assurance that a significant public market for any of our securities will develop or be sustained after this offering.
Sales of substantial amounts of our common stock in the public market after this offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our securities and our ability to raise equity capital in the future.

   Upon the completion of this offering, there will be a maximum of 10,954,658 shares of common stock issued and outstanding (assuming the maximum number of units are sold and the warrants underlying the units are not exercised). Assuming the maximum amount is sold, there will be 250,000 shares of common stock and 250,000 of each class of warrants that will be freely tradeable without restriction or further registration under the Securities Act, unless the securities are held by "affiliates" of Mac
Filmworks. Affiliates of Mac Filmworks are people that control, are controlled by, or are under common control with Mac Filmworks. Among others, this includes our officers, directors, and large shareholders.

   The remaining 10,704,658 shares outstanding are considered "restricted securities" as defined in Rule 144. These shares were issued in private transactions and have not been registered under the Securities Act and may not be sold unless registered under the Securities Act or sold under an exemption from registration, such as the exemption provided by Rule 144.

   In general, under Rule 144, a person (or person whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be considered to be our affiliate, would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      * one percent of the number of shares of our common stock then outstanding; or

      * the average weekly trading volume of our common stock during the four calendar weeks preceding the sale.

                                   36

   Rule 144 is available for sales beginning 90 days after the effective date of this prospectus, and a majority of our restricted shares will have been held for one year as of the date of this prospectus. In addition to meeting the volume limitations and holding period requirements described above, shareholders must comply with the manner of sale provisions and notice requirements of Rule 144 and there must be current public information about Mac Filmworks.

   Under Rule 144(k), a person who is not considered to have been an affiliate of Mac Filmworks at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years (including the holding period of any prior owner who is not an affiliate of ours), would be entitled to sell those shares without complying with the manner of sale, public information, volume limitation, or notice filing provisions of Rule 144.


                            Plan of Distribution

   We are offering 250,000 units at an offering price of $1.00 per unit.
The units will be offered on a best efforts minimum/maximum basis with a minimum offering of 100,000 units or $100,000, and a maximum offering of 250,000 units or $250,000. The shares will be offered and sold through One
Financial Securities, Ltd., our managing placement agent, and through our officers and directors.

   We have agreed to pay the managing placement agent (1) a commission of ten percent (10%) of the gross proceeds raised through the sale of the units and (2) a 3% non-accountable expense allowance. No commissions or expense allowances will be paid to our officers and directors. In addition, the managing placement agent will purchase for one hundred dollars ($100), a five-year non-callable warrant exercisable at 110% of the price of the Units sold in the offering, for the number of shares equal to 10% of the common stock equivalent (not including shares underlying the warrants) issued to purchasers in this offering. The managing placement agent may not sell, assign, or hypothecate the warrant or the shares of common stock received upon conversion of the warrant for a period of 180 days from the effective date of the offering except to its officers or its partners or to members of the selling group and/or its officers or partners.

   With respect to the exercise of each warrant underlying the units sold in the offering, we have agreed to pay the managing placement agent one percent
(1%) of the exercise price of each warrant, and a fee to the selling broker in an amount equal to two percent (2%) of the exercise price of for each warrant exercised; provided that such fee is payable only upon exercises of warrants on or after 12 months from the date of this Prospectus.

   The offering will begin on the date this prospectus is deemed effective and will close upon the earlier of (1) the sale of 250,000 units, (2)
February 14, 2006 or (3) if agreed upon by the managing placement agent and our board of directors. Upon the close of the offering, we have agreed to enter into a financial advisory agreement with One Financial Securities wherein they will agree to provide management and financial advisory services to Mac Filmworks for a period of five years for an annual fee of $12,000.

   In connection with the efforts of our officers and directors, they will rely on the safe harbor provisions of Rule 3a4-1 of the Exchange Act.
Generally, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Exchange Act for persons associated with an issuer. No person or group has made any commitment to purchase any or all of the units. Nonetheless, our officers and directors will use their best efforts to find purchasers for the units. We cannot state at this point if all the units will be sold.

                                   37

   Upon the sale of 100,000 units, the subscriptions for units in this offering that are accepted by us will be credited immediately to Mac
Filmworks and those funds may be spent by us at our discretion, without any waiting period or other contingency. Any purchase made by an officer, director or affiliate of Mac Filmworks for the explicit purpose of meeting the minimum amount of the offering shall be made for investment purposes only and not with a view toward redistribution.

   A subscription agreement to purchase the shares accompanies this prospectus, commencing on page A-1. After this registration statement has been declared effective, we will provide a subscription agreement and a copy of the final prospectus relating to this offering to each prospective investor. Subject to availability and our right to reject subscriptions, in whole or in part, for any reason, units may then be subscribed for by completing and returning the subscription agreement, together with payment for all units subscribed for, to Mac Filmworks by cashier's check, money order, or wire transfer.

   We reserve the right to reject any subscription in full or in part, and to terminate the offering at any time. The shares of common stock may only be offered, sold or traded in those states where this offering has been registered. However, we are not obligated to sell shares to any parties and we may refuse to do so. Purchasers of shares of common stock, either in this offering or in any subsequent trading market which may develop, must be residents of states in which the securities are registered or exempt from registration.

Escrow Account

    We have established an escrow account with Hibernia National Bank and have filed a copy of the escrow agreement with the SEC. Subscribers of the Units should deliver their Subscription Agreement to the managing placement agent and checks for the subscriptions should be made payable to Hibernia
National bank. The managing placement agent shall transmit such checks directly to the escrow agent by noon of the next business day after receipt.
Under the terms of the proposed agreement, all checks from investors will be deposited into such account until we receive and accept funds representing the minimum offering amount. Funds in the escrow account may be invested in obligations of, or obligations guaranteed by, the United States government or bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance
Corporation (including certificates of deposit of any bank acting as depositary or custodian for any such funds). If we do not accept an investor's subscription, we will return his funds promptly, without interest.

    As soon as the minimum offering amount of $100,000 (representing 100,000 units) has been deposited into the escrow account, an initial closing will be scheduled for a date no later than February 14, 2006, and the funds will be transferred at the closing into one of our operating accounts. Following the initial closing, funds will continue to be deposited in the escrow account until the final closing at the end of this offering, which will take place promptly after the receipt and acceptance of the maximum offering amount of $250,000 or February 14, 2006, whichever occurs first. One or more interim closings may take place between the initial closing and the final closing.

    If the minimum offering amount is not reached by the termination date of this offering which is now set at February 14, 2006, we will promptly refund and return all monies to investors, without interest or deduction for service charges. You will therefore receive 100% of your money back if the minimum offering is not subscribed.

State Securities ("Blue Sky") Laws

   In order to comply with certain states' securities laws, if applicable, our shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our shares may not be sold unless the shares have been registered or qualified for sale in

                                   38

such state or an exemption from registration or qualification is available and is satisfied. Our officers, directors and placement agents will all be provided information on a current basis as to those states in which we have qualified or in which we have an opinion of counsel that our shares are exempt from registration.

Financial Advisory Agreement

   Upon the initial closing, we will enter into a Financial Advisory
Agreement with One Financial Securities Ltd. The five-year agreement provides that One Financial will act as financial advisor to Mac Filmworks for an annual retainer of $12,000, payable quarterly.

            Disclosure of Commission position on indemnification
                       for Securities Act liabilities

   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, Mac Filmworks has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

   In the event that a claim for indemnification against such liabilities, other than the payment by Mac Filmworks of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Mac
Filmworks will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Market for Common Stock and Related Stockholder Matters

   Currently, there is no public trading market for our securities and a market may never develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. As of June 30, 2005, there were approximately 172 shareholders of record of our common stock. We have not declared dividends on our common stock in the last two fiscal years or during the current fiscal year.

                   Interest of Named Experts and Counsel

   Principals of Brewer & Pritchard, P.C. own 766,666 shares of common stock.

                                  Experts

   The financial statements of Mac Filmworks as of December 31, 2004 and each of the two years then ended, and for the period from November 22, 1994
(Inception) through December 31, 2004 appearing in this registration statement have been audited by Malone & Bailey, PC, independent registered public accountants, as provided in their report and are included in reliance upon the report given upon the authority of Malone & Bailey, PC, as experts in accounting and auditing.

                               Legal Matters

   Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Brewer & Pritchard, P.C., Houston, Texas.


                                   39

                  Where You Can Find More Information

   At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

            Attention: Jim McCullough, Sr., President
            Mac Filmworks, Inc.
            9464 Mansfield Road, Suite A-1
            Shreveport, Louisiana 71118
            (318) 687-8785

   Our fiscal year ends on December 31. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C.
20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-
SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC
Internet site at http://www.sec.gov/.









                                   40

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                               BALANCE SHEET
                               June 30, 2005
                                (Unaudited)



Assets

Current Assets
   Cash                                                        $   476,223
   Loan extension fees                                                 491
   Current portion of Notes receivable (net of $15,494
      unamortized discount)                                        234,506
                                                               -----------
      Total Current Assets                                         711,220

Other Assets:
   Notes receivable (net of $31,304 unamortized discount)          218,696
                                                               -----------

         Total Assets                                          $   929,916
                                                               ===========

               Liabilities and Stockholders' Deficit

Current Liabilities
   Due to related parties                                      $   268,176
   Accrued officer salary                                          321,923
   Accounts payable                                                     88
   Deferred revenue                                                 20,750
                                                               -----------
         Total Liabilities                                         610,937
                                                               -----------

Contingencies

Stockholders' Equity
   Preferred stock, $.0001 par, 10,000,000 shares
      authorized, no shares issued or outstanding                       -
   Common stock, $.0001 par, 50,000,000 shares
      authorized, 10,704,658 shares issued
      and outstanding                                                1,070
   Paid-in capital                                               1,398,122
   Deficit accumulated during the development stage             (1,080,213)
                                                               -----------
      Total Stockholder's Equity                                   318,979
                                                               -----------
         Total Liabilities and Stockholders' Deficit           $   929,916
                                                               ===========

See accompanying notes to financial statements.
                                    F-1

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                          STATEMENTS OF OPERATIONS
             Three and Six Months Ended June 30, 2005 and 2004,
     and the Period from November 22, 1994 (Inception) to June 30, 2005
                                (Unaudited)

                                                                            Inception to
                                    Three months            Six Months         June 30,
                                  2005       2004        2005        2004        2005
                              ----------  ---------   ----------  ---------   ----------
Operating Expenses
   General & administrative   $   93,018  $  22,217   $  114,296  $  45,020   $ 2,082,207
   Imputed film storage
      rental costs                 1,800      1,800        3,600      3,600        54,000
   Depreciation                       -          -            -          -         14,029
   Gain on disposition of
      assets                          -          -            -          -         (5,925)
   Impairment expense                 -          -            -          -        698,801
   Interest expense                  626     12,348       13,927     24,468       395,452
   Debt forgiveness                   -          -            -          -        (27,500)
                              ----------  ---------   ----------  ---------   -----------
   Total Operating Expenses       95,444     36,365      131,823     73,088     3,211,064

OTHER INCOME:
   Interest income                 2,628         -         2,628         -          2,628
   Gain on sale of assets      1,518,090         -     1,518,090         -      1,543,595
   Gain from debt
      Extinguishment             584,628         -       584,628         -        584,628
                              ----------  ---------   ----------  ---------   - ---------

Net Income/(Loss)             $2,009,902  $ (36,365)  $1,973,523  $ (73,088)  $(1,080,213)
                              ==========  =========   ==========  =========   ===========

Basic and diluted net
   Income/(loss) per
   common share               $     0.19  $   (0.00)  $     0.18  $   (0.01)
Weighted average shares
   Outstanding                10,737,991  10,754,658  10,746,325  10,754,658




See accompanying notes to financial statements.
                                    F-2

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                          STATEMENTS OF CASH FLOWS
              For the Six Months Ended June 30, 2005 and 2004,
     and the Period from November 22, 1994 (Inception) to June 30, 2005
                                (Unaudited)
                                                                 Inception to
                                                                    June 30,
                                             2005         2004       2005
                                          ----------  ----------  -----------
Cash Flows From Operating Activities
 Net income/(loss)                        $1,973,523  $  (73,088) $(1,080,213)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
 Amortization of notes receivable discount    (2,628)         -        (2,628)
 Amortization of loan extension fees           1,250          -         2,009
 Shares issued for services                       -           -       605,089
 Imputed film storage rental costs             3,600       3,600       54,000
 Forgiveness of debt                              -           -       (27,500)
 Debt extinguishment                        (584,628)         -      (584,628)
 Depreciation                                     -           -        14,029
 Gain on sale of assets                   (1,518,090)         -    (1,524,015)
 Impairment expense                               -           -       698,801
 Changes in:
  Accounts payable                            (5,423)        568       75,700
  Accrued officer salary                    (198,077)     42,000      321,923
  Accrued interest                            12,676      24,212      384,057
  Deferred revenue                            20,000          -        20,750
                                          ----------  ----------  ------------
Net Cash Used In Operating Activities       (297,797)     (2,708)   (1,042,626)
                                          ----------  ----------  ------------
Cash Flows From Investing Activities
 Purchase of motion picture film libraries   (32,484)         -        (92,874)
 Purchase of motion picture film library
   purchase rights                                -           -        (16,000)
 Proceeds from sale of assets              1,100,000          -      1,100,000
                                          ----------  ----------  ------------
Net Cash Provided By Investing Activities  1,067,516          -        991,126
                                          ----------  ----------  ------------
Cash Flows From Financing Activities
 Proceeds from loans from stockholders        (1,052)      3,964       360,525
 Payments on loans from stockholders              -           -        (22,349)
 Payments on library purchase loans         (288,000)         -       (288,000)
 Loan extension fees                              -           -         (2,500)
 Proceeds from bank loans                         -           -        104,257
 Payments on bank loans                       (4,603)     (1,116)     (104,170)
 Proceeds from sales of common stock              -           -        471,020
 Contributions to capital                         -           -          8,940
                                          ----------  ----------  ------------
Net Cash Provided/(Used) By Financing
  Activities                                (293,655)      2,848       527,723
                                          ----------  ----------  ------------
  Net change in cash                         476,064         140       476,223
  Cash at beginning of period                    159          50            -
                                          ----------  ----------  ------------
Cash at end of period                     $  476,223  $      190  $    476,223
                                          ==========  ==========  ============

Supplemental Cash Flow Disclosures:  See Note 2.

See accompanying notes to financial statements.
                                    F-3

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS
                                (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Mac Filmworks, Inc. ("Mac Film" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Mac Film's latest annual report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2004, as reported in the 10-KSB, have been omitted.


NOTE 2 - SUPPLEMENTAL CASH FLOW DISCLOSURES

The following table sets forth supplemental cash flow disclosures for the six months ended June 30, 2005 and 2004.

                                                2005         2004
                                             ----------   ----------

   Interest paid                             $       -    $       -
   Income taxes paid                                 -            -

Non Cash investing and Financing:
   Debt extinguishment by negotiation        $  200,571           -
   Extinguishment of accrued interest           384,071           -
   Capital contributed from accounts payable      4,396           -
   Notes receivable from sale of films          500,000           -


NOTE 3 - SIGNIFICANT TRANSACTION

On May 3, 2005, Mac Film completed the previously announced sale of the Company's right, title and interest in 89 films to Amity Entertainment, Inc. for $1,600,000. Of this amount, $500,000 was in the form of two secured, non interest bearing notes for $250,000 each (one maturing in May 2006 and the other in May 2007). A deduction of $100,000 was made to make payment for certain library purchase obligations and a deduction of $20,000 was made to pay for the DVD rights to certain of the titles sold. Because the notes are non interest bearing, a discount has been established to reflect the


                                    F-4

present value of the notes. This discount will be amortized over the term of the respective notes and recognized as interest income.

      Total of notes receivable                    $ 500,000
      Less discount                                  (49,426)
                                                   ---------
        Net amount of revenue and note recorded      450,574

      Amortization recognized during the quarter       2,628
                                                   ---------
      Balance at June 30, 2005                     $ 453,202
                                                   =========


NOTE 4 - DEBT EXTINGUISMENT

In June 2005, outstanding debt of $288,000 related to the film library purchase was repaid. These payments were the culmination of negotiations that resulted in the extinguishment of the remaining $200,571 of film library purchase debt and all of the $384,057 in interest that had accrued on these notes.


NOTE 5 - DEFERRED REVENUE

In April 2005, Mac Film entered into an additional agreement with Amity Entertainment, Inc. for the exclusive distribution rights to a film titled "Creature From Black Lake" ("the Film") until April 29, 2011. Mac Film will receive money derived from distribution of the Film after Amity deducts the following fees: 1) a distribution fee of 35% of gross receipts from the exploitation and distribution of the Film; 2) distribution costs; and 3) a $20,000 advance made to the Company on April 29, 2005. This advance has been recorded as Deferred Revenue until such time as Amity begins distribution of the Film.







                                    F-5





          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Mac Filmworks, Inc.
   (A Development Stage Company)
   Shreveport, Louisiana

We have audited the accompanying balance sheet of Mac Filmworks, Inc. (A Development Stage Company) as of December 31, 2004, and the related statements of expenses, stockholders' deficit, and cash flows for each of the two years then ended, and for the period from November 22, 1994 (Inception) through December 31, 2004. These financial statements are the responsibility of Mac Filmworks' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mac Filmworks, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended, and for the period from November 22, 1994 (Inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Mac Filmworks will continue as a going concern. As discussed in Note 2 to the financial statements, the deficiency in working capital at December 31, 2004 and the operating losses raise substantial doubt about Mac Filmworks ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

April 8, 2005




                                    F-6

                             MAC FILMWORKS, INC
                       (A Development Stage Company)
                               BALANCE SHEET
                             December 31, 2004




                                   Assets
Current Assets
   Cash                                                        $       158
   Loan extension fees                                               1,741
                                                               -----------
Total Assets                                                   $     1,899
                                                               ===========



                   Liabilities and Stockholders' Deficit

Current Liabilities
   Current portion of notes payable for film
      library purchases, including accrued interest            $   441,940
   Due to related parties                                          269,228
   Accrued officer salary                                          520,000
   Accounts payable                                                  9,818
   Notes payable                                                     4,691
   Deferred revenue                                                    750
                                                               -----------
      Total Current Liabilities                                  1,246,427

Long-term portion of notes payable                                 418,012
                                                               -----------
         Total Liabilities                                       1,664,439
                                                               -----------
Contingencies

Stockholders' Deficit
   Preferred stock, $.0001 par, 10,000,000 shares
      authorized, no shares issued or outstanding                       -
   Common stock, $.0001 par, 50,000,000 shares
      authorized, 10,754,658 shares issued
      and outstanding                                                1,075
   Paid-in capital                                               1,390,121
   Deficit accumulated during the development stage             (3,053,736)
                                                               -----------
      Total Stockholder's Deficit                               (1,662,540)
                                                               -----------
         Total Liabilities and Stockholders' Deficit           $     1,899
                                                               ===========




The accompanying notes are an integral part of these financial statements.
                                    F-7

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                           STATEMENTS OF EXPENSES
                  Years Ended December 31, 2004 and 2003,
     and Period from November 22, 1994 (Inception) to December 31, 2004




                                                                   Inception
                                             2004        2003       to 2004
                                          ---------   ---------   -----------
Revenues                                  $      -    $   5,505   $    25,505

Operating Expenses
   General and administrative                91,548     103,151     1,967,911
   Imputed film storage rental costs          7,200       7,200        50,400
   Depreciation                                  -        1,088        14,029
   Gain on disposition of assets                 -           -         (5,925)
   Impairment expense                            -       15,000       698,801
   Interest expense                          50,284      46,115       381,525
   Debt forgiveness                              -           -        (27,500)
                                          ---------   ---------   -----------
Net Loss                                  $(149,032)  $(167,049)  $(3,053,736)
                                          =========   =========   ===========

Basic and diluted net loss
   per common share                       $   (0.01)  $   (0.02)
Weighted average shares outstanding      10,754,658  10,687,991




The accompanying notes are an integral part of these financial statements.
                                    F-8

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                    STATEMENTS OF STOCKHOLDERS' DEFICIT
       Period from November 22, 1994 (Inception) to December 31, 2004


                                       Common Stock    Paid-In   Accumulated
                                    Shares   Amount    Capital     Deficit       Totals
                                 ----------  ------  ----------  -----------   -----------
Issuance of stock to
   founders at inception             10,000  $    1  $      999  $        -    $     1,000
Cancellation of stock
   issued to one of
   original founders                 (1,000)     -           -            -             -
Issuances of common stock in:
   1997 to other
      original founders           3,991,000     399        (399)          -             -
   1997 for services                150,528      14      75,249           -         75,264
   1997 for film library
      acquisitions                  247,680      25     123,815           -        123,840
   1997 in a private
      offering for cash             400,000      40     199,960           -        200,000
   1997 in a private
      offering for cash              37,500       4      37,496           -         37,500
   1997 for services
      related to the private
      offering                      100,000      10         (10)          -             -
   1997 for public
      shell purchase              1,340,000     134        (134)          -             -
Issuances of common stock in:
   1998 in a private
      offering for cash              40,000       4      29,996           -         30,000
   1998 in a private
      offering for cash             100,750      10     100,740           -        100,750
   1998 for services                320,700      32     320,668           -        320,700
Imputed film storage
   rental costs                          -       -        7,200           -          7,200
Issuances of common stock in:
   1999 for services                 70,000       7      52,494           -         52,500
   1999 in a private
      offering for cash             147,000      15      36,035           -         36,050
Imputed film storage
   rental costs                          -       -        7,200           -          7,200
Issuance of common stock
   in 2000 for cash                 226,880      23      56,697           -         56,720
   in 2000 for services             142,500      14      35,611           -         35,625
   in March for payment
      of prior year account
      payable                        45,000       5      20,995           -         21,000
   in July for
      computer equipment             26,120       2       6,528           -          6,530
   in September for
      public shell purchase
      price adjustment              160,000      16         (16)          -             -
Imputed film storage
   rental costs                          -       -        7,200           -          7,200
Net loss - period from
   Inception through
   Dec. 31, 2000                         -       -           -    (1,612,537)   (1,612,537)
                                 ----------  ------  ----------  -----------   -----------
(Restated) Balances,
   December 31, 2000              7,554,658    755    1,118,324   (1,612,537)     (493,458)
                                 ----------  ------  ----------  -----------   -----------

(continued on next page)

The accompanying notes are an integral part of these financial statements.
                                    F-9

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
              STATEMENTS OF STOCKHOLDERS' DEFICIT (Continued)
       Period from November 22, 1994 (Inception) to December 31, 2004



                                       Common Stock    Paid-In   Accumulated
                                    Shares   Amount    Capital     Deficit       Totals
                                 ----------  ------  ----------  -----------   -----------
(Restated) Balances,
   December 31, 2000              7,554,658     755   1,118,324   (1,612,537)     (493,458)

Issuance of common stock in:
   2001 for services              1,200,000     120     119,880           -        120,000
   2001 for cash                    100,000      10       9,990           -         10,000
   2001 for payment of
   accounts payable               1,800,000     180      94,197           -         94,377
Imputed film storage
   rental costs                          -       -        7,200           -          7,200

Net loss                                 -       -           -      (973,944)     (973,944)
                                 ----------  ------  ----------  -----------   -----------
(Restated) Balances,
   December 31, 2001             10,654,658   1,065   1,349,591   (2,586,481)   (1,235,825)

Imputed film storage
   rental costs                          -       -        7,200           -          7,200

Contributions to capital                 -       -        8,940           -          8,940

Net loss                                 -       -           -      (151,174)     (151,174)
                                 ----------  ------  ----------  -----------   -----------
(Restated) Balances,
   December 31, 2002             10,654,658   1,065   1,365,731   (2,737,655)   (1,370,859)

Imputed film storage
   rental costs                          -       -        7,200           -          7,200

Shares issued for
   film purchase                    100,000      10       9,990       10,000

Net loss                                 -       -           -      (167,049)     (167,049)
                                 ----------  ------  ----------  -----------   -----------
Balances,
   December 31, 2003             10,754,658   1,075   1,382,921   (2,904,704)  (1,520,708)

Imputed film storage
   rental costs                          -       -        7,200           -          7,200

Net loss                                 -       -           -      (149,032)     (149,032)
                                 ----------  ------  ----------  -----------   -----------
Balances,
   December 31, 2004             10,754,658  $1,075  $1,390,121  $(3,053,736)  $(1,622,540)
                                 ==========  ======  ==========  ===========   ===========


The accompanying notes are an integral part of these financial statements.
                                    F-10

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                          STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 2004 and 2003,
     and Period from November 22, 1994 (Inception) to December 31, 2004


                                                                   Inception
                                             2004        2003       to 2004
                                          ---------   ---------   -----------
Cash Flows From Operating Activities
 Net loss                                 $(149,032)  $(167,049)  $(3,053,736)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
 Amortization of loan extension fees            759          -            759
 Shares issued for services                      -           -        605,089
 Imputed film storage rental costs            7,200       7,200        50,400
 Forgiveness of debt                             -           -        (27,500)
 Depreciation                                    -        1,089        14,029
 Gain on disposition of assets                   -           -         (5,925)
 Impairment expense                              -       15,000       698,801
 Changes in:
  Accounts payable                            3,569       5,530        81,123
  Accrued officer salary                     84,000      84,000       520,000
  Accrued interest                           49,163      46,115       371,381
  Deferred revenue                               -           -            750
                                          ---------   ---------   -----------
Net Cash Used In Operating Activities        (4,341)     (8,115)     (744,829)
                                          ---------   ---------   -----------
Cash Flows From Investing Activities
 Purchase of motion picture film libraries       -           -        (60,390)
 Purchase of motion picture film library
   purchase rights                               -           -        (16,000)
                                          ---------   ---------   -----------
Net Cash Used In Investing Activities            -           -        (76,390)
                                          ---------   ---------   -----------
Cash Flows From Financing Activities
 Proceeds from loans from stockholders        9,440      16,177       361,577
 Loan extension fees                         (2,500)         -         (2,500)
 Payments on loans from stockholders           (600)     (5,455)      (22,349)
 Proceeds from bank loans                       827          -        104,257
 Payments on bank loans                      (2,717)     (2,679)      (99,567)
 Proceeds from sales of common stock             -           -        471,020
 Contributions to capital                        -           -          8,940
                                          ---------   ---------   -----------
Net Cash Provided By Financing Activities     4,450       8,043       821,378
                                          ---------   ---------   -----------
Net change in cash                              109         (72)          159

Cash at beginning of period                      50         122            -
                                          ---------   ---------   -----------
  Cash at end of period                   $     159   $      50   $       159
                                          =========   =========   ===========
Supplemental Disclosures:
   Interest paid                          $      -    $      -    $        -
   Income taxes paid                             -           -             -


The accompanying notes are an integral part of these financial statements.
                                    F-11

                            MAC FILMWORKS, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Business. Mac Filmworks, Inc. ("Mac Filmworks") was incorporated in Texas on November 22, 1994, to acquire, license and distribute classic movies, TV serials and other film products. During the development stage, Mac Filmworks is and has been attempting to raise sufficient cash to begin marketing efforts. In October 1997, Mac Filmworks acquired Keystone Entertainment, Inc. ("Keystone"), a Delaware corporation, in a transaction accounted for as a recapitalization. Keystone issued 4,747,680 shares of stock for the 4,747,680 shares or 100% of the then outstanding shares of Mac Filmworks. Before that issuance, Keystone had 1,340,000 shares outstanding, which is shown on the Statement of Stockholders' Deficit as the purchase price of Keystone by Mac Filmworks. The October 1997 agreement was amended November 21, 2000 to increase the 1,340,000 shares to 1,500,000 shares paid for Keystone.

Use of Estimates. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

Cash includes demand deposit bank accounts. Mac Filmworks' policy for cash and cash equivalents includes any highly liquid investments with original maturities of three months or less.

Property and equipment is valued at cost. The costs of additions and betterments are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on disposition of equipment are reflected in operations.

Impairment of Long-Lived Assets. Films are reviewed for impairment on a film-by-film basis whenever events or changes in circumstances indicate that the historical cost-carrying value of each film may not be recoverable. Mac Filmworks assesses recoverability of the carrying value of each film by estimating the future net cash flows expected to result from the film, including eventual disposition. If the future net cash flows are less than the carrying value of the film, an impairment loss is recorded equal to the difference between the film's carrying value and fair value. Other assets are reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified and impaired in the same manner as films. Impairment expense of $15,000 and $683,801 was recorded in 2003 and 2001, respectively. See Note 3 and Note 4.

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Revenue Recognition. Mac Filmworks recognizes revenue in accordance with Statement of Accounting Position 00-2 "Accounting by Producers or Distributors of Films". Revenue is recognized from a sale or licensing arrangement of a film when persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer begins its exploitation, exhibition or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

Income taxes. Mac Filmworks recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Mac Filmworks provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently issued accounting pronouncements. Mac Filmworks does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Mac Filmworks results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that Mac Filmworks will continue as a going concern. Mac Filmworks incurred losses of $149,032 and $167,049 in 2004 and 2003, respectively, and has a working capital deficit of $1,244,528 as of December 31, 2004. Accordingly, these conditions create an uncertainty as to Mac Filmworks ability to continue as a going concern. To date, Mac Filmworks has generated limited revenues. Assuming Mac Filmworks raises the maximum amount in the initial public offering, Mac Filmworks expects to have sufficient working capital for approximately eight months of operations. However, Mac Filmworks may need operating funds at an earlier date if the maximum amount in the offering is not raised, or if operating expenses are greater than anticipated. Mac Filmworks does not anticipate generating sufficient revenues to fund working capital requirements during the initial period and will be dependent upon external sources of capital until such time. Mac Filmworks intends to conduct additional capital raising efforts immediately subsequent to the close of the initial public offering. The financial statements do not include any adjustments that might be necessary if Mac Filmworks is unable to continue as a going concern.


NOTE 3 - ACQUISITION OF FILM LIBRARY AND SUBSEQUENT IMPAIRMENT

During 1997, Mac Filmworks purchased 7 private libraries containing 996 classic films, made-for-television movies, animated features and cartoons from five individuals. A summary of the purchase price is as follows:

      Cash                                         $ 60,390
      Discounted value of notes payable             483,571
      223,680 shares of stock at $.50 per share     111,840
                                                   --------
        Motion Picture Film Library                $655,801
                                                   ========

Of the 996 films, 93 films are copyrighted and 903 are in the public domain. In addition, of the 70 films Mac Filmworks has the option to acquire, 8 are public domain films and 62 films are copyrighted. A film enters the public domain when (1) the initial copyright expires without renewal for a second term, or both terms have expired or (2) the copyright notice was defective or missing from the work and no efforts were made to cure the omission. It is possible and likely that several public domain films that Mac Filmworks decides to market and distribute are either currently being distributed by or will eventually be distributed by third parties. Although Mac Filmworks has valid title and owns public domain masters, ownership rights as to these films will not be exclusive by definition.

In connection with the public domain films Mac Filmworks has title, Mac Filmworks does not have copyright protection and is unable to assert exclusive right to license or distribute these films. While Mac Filmworks may market, distribute and sell the public domain titles in which Mac Filmworks has title, Mac Filmworks will be unable to prevent third parties from exploiting the same titles. If third parties are able to more effectively market any public domain titles, Mac Filmworks may not be able to generate revenues sufficient to make the marketing and distribution of those titles profitable.

If Mac Filmworks continues to default on the notes payable associated with the film libraries and cannot continue to obtain extensions, Mac Filmworks could lose their rights to approximately 896 of the 996 films.

Mac Filmworks has not yet examined all properties purchased, but each agreement contains a right to substitute clause should any films be of inferior quality. All but about 100 films are being held by the library sellers. Mac Filmworks is paying $150 per month as storage to one seller. Mac Filmworks estimates the cost of storage for the other films would be $600 per month if all the sellers were charging a fair rate for this service. This amount is $7,200 per year which is being imputed as an expense and a shareholder capital contribution.

Annually, each seller re-confirms the transaction by extending the amount of time in writing to Mac Filmworks to pay off the purchase note. Mac Filmworks has full title to these films, as the purchase contracts do not state that the seller retains possession of the films until the purchase price is paid.

As of December 31, 2001, it was determined that estimated future net cash flows were less than the carrying value of the film library, and accordingly, an impairment loss of $655,801 was recorded for the year ended December 31, 2001.


NOTE 4 - ADDITIONAL FILMS PURCHASE OPTION

In 1997, Mac Filmworks paid $16,000 cash and 24,000 shares valued at $12,000 for the right to purchase an additional library of 700 films for an additional $104,000. The option expired in August 2003.

As of December 31, 2001, it was determined that estimated future net cash flows were less than the carrying value of the film purchase option, and accordingly, an impairment loss of $28,000 was recorded for the year ended December 31, 2001.


NOTE 5 - NOTES PAYABLE FOR FILM LIBRARY PURCHASES

Mac Filmworks agreed to purchase five film libraries for promissory notes as a portion of the purchase price. The balances as of December 31, 2004:

                                                         2004
                                                      --------
   (1)   Western International, Inc.                  $ 87,000
   (2)   RAMM Film Video, Inc.                         100,000
   (3)   RAMM Film Video, Inc.                           8,000
   (4)   Saturn Productions, Inc.                      145,000
   (5)   Western International, Inc.                   200,000
   (6)   Saturn                                          5,000
      Contractual down payments on
         the above not yet paid                          4,500
                                                      --------
      Total principal                                  549,500

      Add: imputed and accrued interest                310,452
                                                      --------
                                                      $859,952
                                                      ========

Principal payments are due as follows:

                2005                        $278,500
                2006                         271,000
                                            --------
                                            $549,500
                                            ========

Interest was imputed at 15% so the original recorded notes payable of $483,571 were recorded when purchased in 1997 at their net present values.

Collateral for each note payable are the underlying films being purchased.


(1) This $87,000 note originated on July 30, 1997, with 6 percent interest compounded monthly. Original terms required $43,500 plus accrued interest due August 31, 1998 and the remaining $43,500 plus accrued interest due August 31, 1999. Mac Filmworks obtained yearly extensions, the most recent extension requiring $43,500 plus accrued interest due August 31, 2005 and the remaining $43,500 plus accrued interest due August 31, 2006. The effective interest rate was 6.2% in 2004 and 2003.

(2)  This $100,000 note originated on July 1, 1997, with 6 percent  interest
compounded monthly.  Original terms required $50,000 plus   accrued interest
due August 31, 1998 and the remaining $50,000 plus accrued interest due August 31, 1999. Mac Filmworks obtained yearly extensions, the most recent extension requiring $50,000 plus accrued interest due August 31, 2005 and the remaining $50,000 plus accrued interest due August 31, 2006. The effective interest rate was 6.2% in 2004 and 2003.

(3) This $8,000 note originated on September 1, 1997, with 6 percent interest compounded monthly. Original terms required $8,000 plus accrued interest due September 30, 1998. Mac Filmworks obtained yearly extensions, the most recent extension requiring $8,000 plus accrued interest due September 30, 2005. The effective interest rate was 6.2% in 2004 and 2003.

(4)  This $145,000 note originated on July 30, 1997, with 6 percent interest
compounded monthly.  Original terms required $72,500 plus   accrued interest
due August 31, 1998 and the remaining $72,500 plus accrued interest due August 31, 1999. Mac Filmworks obtained yearly extensions, the most recent extension requiring $72,500 plus accrued interest due August 31, 2005 and the remaining $72,500 plus accrued interest due August 31, 2006. The effective interest rate was 6.2% in 2004 and 2003.

(5) This $200,000 note originated on August 30, 1997, with 6 percent interest compounded monthly. Original terms required $100,000 plus accrued interest due August 31, 1998 and the remaining $100,000 plus accrued interest due August 31, 1999. Mac Filmworks obtained yearly extensions, the most recent extension requiring $100,000 plus accrued interest due August 31, 2005 and the remaining $100,000 plus accrued interest due August 31, 2006. The effective interest rate was 6.2% in 2004 and 2003.

(6) This $5,000 note originated on September 5, 2003, with 6 percent interest compounded monthly. Principal and interest is due August 31, 2006. The effective interest rate was 6.0% in 2003 and 6.2% in 2004.


NOTE 6 - DUE TO RELATED PARTIES

Several shareholders loaned Mac Filmworks money to fund ongoing operations as well as pay expenses on behalf of Mac Filmworks. From time to time, Mac Filmworks pays these shareholders back by paying expenses on their behalf. In 2004, shareholders loaned Mac Filmworks $9,440 and paid bank loans on behalf of Mac Filmworks of $2,717. In 2004, Mac Filmworks repaid shareholder loans by paying $600 of expenses on behalf of shareholders. Although shareholders have funded operations in the past, they are under no obligation to do so in the future.


NOTE 7 - ACCRUED OFFICER SALARY

On January 1, 2001, Mac Filmworks agreed to pay the president an annual salary of $84,000. The contract expires December 31, 2005. Until funding is available, the amount is being accrued.


NOTE 8 - NOTES PAYABLE TO BANKS

The bank credit card is held in the name of the founding shareholder and is a revolving credit line with interest at 19%. This loan is unsecured and is guaranteed by the founding shareholder.


NOTE 9 - DEFERRED REVENUE

In July 2002, Mac Filmworks agreed to license one of Mac Filmworks films to an independent distributor of entertainment products. Mac Filmworks received a $10,000 royalty advance in the third quarter of 2002 and $10,000 in the fourth quarter of 2002. The agreement expires two years after release of the movie by the distributor. Upon release, Mac Filmworks will receive a 20% royalty from sales of the movie after the $20,000 advance is recovered. Sales began in September 2002. In accordance with Statement of Accounting Position 00-2 "Accounting by Producers or Distributors of Films", $10,000 was recognized in the third quarter of 2002 and $10,000 in the fourth quarter of 2002.

In July 2002, Mac Filmworks agreed to license one of Mac Filmworks films to an independent distributor of entertainment products. Mac Filmworks received a $750 deposit. The license expires ten years after the closing of the agreement. Upon approval for import from the purchaser's government, closing of the agreement will occur and the balance of $4,875 will be paid to Mac Filmworks. As of April 8, 2005, approval had not been granted. Revenue was not recognized for this transaction because governmental approval has not been granted, the license period of the arrangement has not begun and the customer has not begun its exploitation, exhibition or sale of the film. Revenue will be recognized when these conditions occur.

NOTE 10 - SALES OF COMMON STOCK

In 1997, Mac Filmworks sold 400,000 shares of common stock for $.50 per share for $200,000 and 37,500 shares for $1 per share for $37,500. In July 1998, Mac Filmworks sold 40,000 shares for $.75 per share for $30,000 and 100,750 shares for $1 per share for $100,750. In September 1999, 147,000 shares were sold for $.25 per share for $36,050. In 2000, Mac Filmworks sold 226,880 shares for $.25 per share for $56,720. In July 2001, Mac Filmworks sold 100,000 shares of common stock for $.10 per share for $10,000.


NOTE 11 - STOCK ISSUED FOR SERVICES & EQUIPMENT

In 2000, Mac Filmworks issued 142,500 shares to various individuals for services performed valued at $.25 per share, or $35,625.

In 2000, Mac Filmworks issued 160,000 shares to G/O International, Inc. for payment of previously disputed services in connection with the original shell acquisition.

In 2000, Mac Filmworks issued 26,120 shares in exchange for computer equipment. The shares were valued at $.25 per share, or $6,530 total. Mac Filmworks also issued 45,000 shares in payment of a prior year account payable listed at $21,000.

In May 2001, Mac Filmworks issued 1,000,000 shares to the founding shareholder as a bonus for past services valued at $.10 per share for a total value of $100,000.

In July 2001, Mac Filmworks issued 200,000 shares to a vendor for services valued at $.10 per share for a total charge to legal expense of $20,000.

In July 2001, Mac Filmworks issued 1,800,000 shares in payment of certain accounts payable listed at $94,377.


NOTE 12 - STOCK OPTION PLANS

Mac Filmworks adopted its 1998 Incentive Stock Option Plan to provide incentive stock options within the meaning of that term under Internal Revenue Code Section 422. Such share options would be issued to current officers and employees at prices at or above current stock fair market value. 500,000 shares were reserved for issuance under the plan. As of December 31, 2004 no options had been granted.


NOTE 13 - INCOME TAXES

                Deferred tax assets                   $ 530,251
                Less: valuation allowance              (530,251)
                                                      ---------
                Net deferred taxes                    $      -
                                                      =========
                                    F-17


Mac Filmworks has a net operating loss carryforward of approximately $1,559,561 at December 31, 2004, which expires in the years 2009 through 2024.


NOTE 14 - CONTINGENT ASSET & LIABILITY

On July 15, 2000, Mac Filmworks agreed to purchase 70 films in exchange for 100,000 shares of common stock, if the Initial Public Offering ("IPO") opens at $5.00 per share; The final number of shares will be prorated based on the opening price of the IPO. The total number is based on a ceiling of $7.50 per share and a floor of $2.50. In addition to the shares, Mac Filmworks must pay $20,000 on the date of funding from the IPO. As of March 9, 2004, there has been no IPO, Mac Filmworks has not issued these shares nor taken possession of the films. The seller still possesses them and is still willing to complete the transaction. The contract requires specific performance from the Seller, although no time frame for the IPO was specified. Management believes the contract is enforceable and it is obligated to purchase the films when the IPO occurs. Damages due for non-performance by management, if any, are not estimable.

On September 5, 2003, Mac Filmworks amended its July 15, 2000 agreement to purchase 70 films in exchange for 100,000 shares of common stock, if the Initial Public Offering ("IPO") opened at $5.00 per share; The final number of shares would have been prorated based on the opening price of the IPO. The total number would have been based on a ceiling of $7.50 per share and a floor of $2.50. In addition to the shares, Mac Filmworks would have paid $20,000 on the date of funding from the IPO. The amendment requires 100,000 shares of common stock upon signing, $10,000 upon receipt of net proceeds from the IPO and a promissory note for $5,000 bearing 6 percent interest with principal and interest due August 31, 2004. The value of the stock issued was estimated at $.10 per share or $10,000. Mac Filmworks concluded the films were impaired when purchased and recognized $15,000 of impairment expense immediately.


NOTE 15 - SALES CONTRACT

Mac Filmworks entered into an agreement with Passion Music Corp. ("Passion") whereby Passion agreed to purchase 120 films from Mac Filmworks. 30 films were delivered in January 2003 and 30 films each month until all 120 films were delivered. Mac Filmworks received $500 non-refundable advance upon signing. The advance was credited $10 per film for the first 50 films. The fee per film is $300 less a 7 1/2 percent commission to AR Brown for a net fee to Mac Filmworks of $277.50 per film. Mac Filmworks agreed to reduce the price by $60 per film for each film that was not in the public domain or was registered to someone else.













                                    F-18

                            MAC FILMWORKS, INC.

                           SUBSCRIPTION AGREEMENT

   The Investor named below, by payment of a wire transfer or check payable to MAC FILMWORKS, INC. - ESCROW ACCOUNT, hereby subscribes for units. Each unit consists of consists of one share of common stock and seven redeemable warrants, each to purchase one share of common stock of Mac Filmworks, Inc.
("Units"). By such payment, the named Investor acknowledges receipt of the Prospectus and any amendment, the terms of which govern the investment in the Units.

A.   INVESTMENT:

     (1) No. of Shares purchased ___________________ Dollar Amount: $________________

     (2)  [  ] Initial Purchase; or   [  ] Additional Purchase

     (3)  [  ] Check Payment Enclosed:  Number:______ Date ___/___/___; or

     (4)  [  ] Wire Transfer:  Sending Bank:___________ Wire #:_______________

         Date __/__/__   Bank Address:________________________________________

                         Phone Number:__________________
B.   REGISTRATION:

     (1)  Registered Owner:  [  ] Mr. [  ] Mrs. [  ] Ms. [  ] Dr. [  ] Other

          Name:_______________________________________________________________

     (2)  Co-owner:   [  ]Mr.   [  ]Mrs.   [  ]Ms.   [  ]Dr.   [  ]Other

          Name:_______________________________________________________________

     (3)  Mailing Address:____________________________________________________

     (4)  Residence Address (if different from above):________________________

     (5)  Telephone #: (Home) (___)___-_____       (Office) (___)___-_____

     (6)  Email Address:________________________________________

     (7)  Birth Date:__/__/__   (8)  Birth Date Co-Owner: __/__/__ .

     (9)  Please indicate Citizenship Status: [  ]U.S. Citizen  [  ]Other

    (10)  Social Security or (National Identity) Number: _____________________

    (11)  Co-Owner: __________________________________________________________

          Corporate or Custodial Taxpayer ID #: _______________________

C.   OWNERSHIP:  [  ]  Individual Ownership       [  ]  IRA or Keogh

     [  ] Joint Tenants with Rights of  Survivorship

     [  ] Trust/Date of Trust Established Pension/Trust ___/___/___ (S.E.P.)

     [  ] Tenants in Common [  ]Tenants by the Entirety [  ]Corporate Ownership

     [  ] Partnership  [  ] Other _____________________________________________

                                  A-1

D.   SIGNATURES:


     Signatures - Registered Owner:__________________________Co-Owner:___________________

E.   PRINT NAMES OF CUSTODIAN OR TRUSTEE:________________________________________________

     Name:___________________________________________________________ Date:______________

     Authorized Signature:_______________________________________________

     Witness Signature:__________________________________________________

F.   RETURN OF PAYMENT SHOULD BE SENT TO (IF DIFFERENT FROM REGISTERED OWNER):

     Name: _________________________________________ c/o: _______________________________

     Address: ___________________________________________________________________________

     Account #___________________________________  Phone:(___)___-______


G. BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

     Name of Beneficial Owner Only:_______________________________Phone:(___)___-______

     Address: _________________________________________________________________________


H.   BROKER-DEALER/REGISTERED REPRESENTATIVE DATA (broker-dealer use only):

     Broker-Dealer NASD Firm Name:__________________________Telephone #:(___)___- _____

     Main Office Address: _____________________________________________________________

     Authorized Signature: _________________________________________Date:______________

     Print or Type Name of
     Registered Representative:________________________________________________________

     Signature: ___________________________________________________Phone:(___)___-_____

     Branch Office Address: ___________________________________________________________



SEND TO:  One Financial Securities, Ltd.        ACCEPTED: MAC FILMWORKS, INC.
          Attn: Mr. Leland Dykes, President
          6371 Richmond Ave., Suite 212             By:________________________________
          Houston, TX 77057                           Jim McCullough, President
          Phone (713) 945-0021
          Fax (13) 266-8024                           Date:____/____/____

                                 AMENDMENT

                                  A-2

















                               250,000 Units





                            Mac Filmworks, Inc.


                                 Prospectus



                            ____________________




   You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

   Until ninety days after the effective date of this registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as managing placement agents and with respect to their unsold allotments or subscriptions.


                                  Part II
                   Information not required in prospectus

Item 24.  Indemnification of Directors and Officers

   Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The certificate of incorporation of Mac Filmworks limits the liability of directors to Mac Filmworks or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

   The inclusion of this provision in the certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

   Mac Filmworks's certificate of incorporation provides for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Delaware law. The certificate of incorporation includes related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

   The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


      SEC Registration Fees                                  $ 1,065.00
      NASD registration fee                                      750.00
      Printing and engraving expenses                               .00
      Legal fees                                                    .00
      Accounting fees                                               .00
      Transfer agent and warrant agent fees and expenses            .00
      Blue sky fees and expenses                                    .00
      Placement agent expenses                                 5,000.00
      Placement agent consulting fees                               .00
      Miscellaneous fees and expenses                          8,185.00
                                                             ----------
           TOTAL                                             $15,000.00
                                                             ==========
                                  II-1

Item 26.  Recent Sales of Unregistered Securities

   In October 2003, we issued 100,000 shares to Saturn Productions as part of the purchase price for 70 films. In July 2001, we issued 2,000,000 shares of common stock to three consultants for services rendered and
services to be rendered.   In July 2001, we issued 100,000 shares of common
stock to one accredited investor for $10,000 cash. In May 2001, we issued 1,000,000 shares of common stock to our chief executive officer as a bonus for services rendered. We believe the above transactions were exempt from registration under Section 4(2) of the Securities Act since the transactions with accredited investors, were non-recurring and privately negotiated.

   In each of the transactions described above, each investor acknowledged in writing that they were an accredited investor, as that term is defined in the Securities Act.


Item 27.  Exhibits

                             Index To Exhibits

Exhibit No.                    Identification of Exhibit
----------  ------------------------------------------------------------------

 1.1(1)     Form of Placement Agent Agreement
 3.1(a)(1) Certificate of Incorporation of Keystone Entertainment, Inc. 3.1(b)(1) Certificate of Amendment to the Certificate of Incorporation of
               Keystone Entertainment, Inc.
 3.2(1)     Amended and Restated By-Laws of Mac Filmworks
 4.1(1)     Form of Specimen of Common Stock
 4.2(1)     Form of Class A Warrant Agreement
 4.3(1)     Form of Class B Warrant Agreement
 4.4(1)     Form of Class C Warrant Agreement
 4.5(1)     Form of Class D Warrant Agreement
 4.6(1)     Form of Class E Warrant Agreement
 4.7(1)     Form of Class F Warrant Agreement
 4.8(1)     Form of Class G Warrant Agreement
 4.9(1)     Form of Warrant Exercise Fee Agreement with One Financial
               Securities, Ltd.
 5.1(2)     Legal Opinion
10.1(1)     1998 Employee Stock Option Plan
10.2(1)     Reorganization Agreement, as amended.
10.3(1)     Asset Purchase Agreement with Western International, Inc.
               (Cinevid library)
10.4(1)     Asset Purchase Agreement with Delta Equities Corporation
10.5(1)     Asset Purchase/Option Agreement with Durbin Entertainment, Inc.
10.6(1)     Asset Purchase Agreement with RAMM Film Video, Inc. for the purchase of 175 feature films
10.7(1)     Asset Purchase Agreement with RAMM Film Video, Inc. for the purchase of 91 cartoons
10.8(1)     Asset Purchase Agreement with Saturn Productions
10.9(1)     Asset Purchase Agreement with Western International, Inc.
10.10(1)    Employment Agreement with Jim McCullough, Sr.
10.11(1)    Asset Purchase Agreement with Jim McCullough Productions, Inc.
10.12(1)    Licensing Agreement with United American Video

10.13(1)    Licensing Contract with Hong Kong Audio Video Multimedia
10.14(1)    Financial Advisory Agreement with One Financial Securities, Ltd.
10.15(1)    Amendment Agreement with RAMM Film Video, Inc.
10.16(1)    Amendment Agreement with Saturn Productions, Inc.
10.17(1)    Amendment Agreement with Western International, Inc.
10.18       Asset Purchase Agreement with Amity Entertainment, Inc.
               (Incorporated herein by reference to Exhibit 10.1 of Form 8-K, filed March 31, 2005).
10.19       First Amendment to Asset Purchase Agreement with Amity
               Entertainment, Inc. (Incorporated herein by reference to
               Exhibit 10.1 of Form 8-K, filed May 6, 2005).
21.1(1)     List of Subsidiaries
23.1(2)     Consent of Malone & Bailey, PC
23.2(2)     Consent of Brewer & Pritchard, PC (included in Exhibit 5.1)
99.1(2)     Subscription Agreement
99.2(1)     Escrow Agreement

  (1)   Filed previously on Form SB-2, file no.333-129022.
  (2)   Filed herewith.



Item 28. Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

        iii. To include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shreveport, State of Louisiana, on the 24th day of October, 2005.


                                       Mac Filmworks, Inc.



                                       By:  //s// JIM MCCULLOUGH
                                          --------------------------------
                                          Jim McCullough, Sr., President and
                                          Chief Executive Officer

                         _________________________

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


    Signature                           Title                        Date


   /s/ JIM MCCULLOUGH         Chairman of the Board, Chief       Oct. 24, 2005
-----------------------       Executive Officer, President,
JIM MCCULLOUGH, SR.           Chief Financial and Accounting
                              Officer

   /s/ RICHARD MANN           Director                           Oct. 24, 2005
-----------------------
RICHARD MANN

                             Index To Exhibits

Exhibit No.                    Identification of Exhibit

1.1(1)     Form of Placement Agent Agreement
3.1(a)(1) Certificate of Incorporation of Keystone Entertainment, Inc. 3.1(b)(1) Certificate of Amendment to the Certificate of Incorporation of
               Keystone Entertainment, Inc.
3.2(1)     Amended and Restated By-Laws of Mac Filmworks
4.1(1)     Form of Specimen of Common Stock
4.2(1)     Form of Class A Warrant Agreement
4.3(1)     Form of Class B Warrant Agreement
4.4(1)     Form of Class C Warrant Agreement
4.5(1)     Form of Class D Warrant Agreement
4.6(1)     Form of Class E Warrant Agreement
4.7(1)     Form of Class F Warrant Agreement
4.8(1)     Form of Class G Warrant Agreement
4.9(1)     Form of Warrant Exercise Fee Agreement with One Financial
               Securities, Ltd.
5.1(2)     Legal Opinion
10.1(1)    1998 Employee Stock Option Plan
10.2(1)    Reorganization Agreement, as amended.
10.3(1)    Asset Purchase Agreement with Western International, Inc.
               (Cinevid library)
10.4(1)    Asset Purchase Agreement with Delta Equities Corporation
10.5(1)    Asset Purchase/Option Agreement with Durbin Entertainment, Inc.
10.6(1)    Asset Purchase Agreement with RAMM Film Video, Inc. for the purchase of 175 feature films
10.7(1)    Asset Purchase Agreement with RAMM Film Video, Inc. for the purchase of 91 cartoons
10.8(1)    Asset Purchase Agreement with Saturn Productions
10.9(1)    Asset Purchase Agreement with Western International, Inc.
10.10(1)   Employment Agreement with Jim McCullough, Sr.
10.11(1)   Asset Purchase Agreement with Jim McCullough Productions, Inc.
10.12(1)   Licensing Agreement with United American Video
10.13(1)   Licensing Contract with Hong Kong Audio Video Multimedia
10.14(1)   Financial Advisory Agreement with One Financial Securities, Ltd.
10.15(1)   Amendment Agreement with RAMM Film Video, Inc.
10.16(1)   Amendment Agreement with Saturn Productions, Inc.
10.17(1)   Amendment Agreement with Western International, Inc.
10.18      Asset Purchase Agreement with Amity Entertainment, Inc.
               (Incorporated herein by reference to Exhibit 10.1 of Form 8-K, filed March 31, 2005).
10.19      First Amendment to Asset Purchase Agreement with Amity
               Entertainment, Inc. (Incorporated herein by reference to
               Exhibit 10.1 of Form 8-K, filed May 6, 2005).
21.1(1)    List of Subsidiaries
23.1(2)    Consent of Malone & Bailey, PC
23.2(2)    Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)
99.1(2)    Subscription Agreement
99.2(1)    Escrow Agreement

  (1)   Filed previously on Form SB-2, file no.333-129022.
  (2)   Filed herewith.